Exhibit (C)(10)

Project Gold Discussion Materials Strictly Private and Confidential Goldman Sachs & Co. LLC March 26, 2018

Disclaimer These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the special committee of the Board of Directors (the “Special Committee”) of Goldfinch (the “Company”) in connection with its consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. The Confidential Information was not prepared with a view to public disclosure or to conform to any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and Goldman Sachs does not take any responsibility for the use of the Confidential Information by persons other than those set forth above. 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Table of Contents I. Review of Blue Jay Proposal II. Recent Developments III. Overview of Barbet Class A Stock IV. Management Projections A. Goldfinch Standalone B. Blue Jay Standalone C. Blue Jay Pro Forma V. Financial Analyses of Proposed Sale of Goldfinch to Blue Jay A. Financial Analyses: Goldfinch Standalone B. Financial Analyses: Blue Jay Standalone C. Financial Analyses: Blue Jay Pro Forma Appendix A: Goldfinch Levered Recapitalization Analysis Appendix B: Share Register Analysis Appendix C: Supporting Financial Analysis 2

I. Review of Blue Jay Proposal

INVESTMENT BANKING DIVISION

Transaction Summary

Acquirer	■ Blue Jay
Consideration to Common Shareholders	■ Payable in form of merger consideration: — $9.25 billion less aggregate cash component of dividend less amounts payable to holders of operating partnership units and certain equity awards — Minimum merger aggregate consideration amount of $200mm equates to $0.31 cash per share ■ Payable in form of dividend: — Cash election: $23.50 per share less per share merger consideration amount – Represents $23.19 based on minimum per share merger consideration amount – Aggregate cash component of dividend to common shareholders totals $9.25bn less aggregate merger consideration amount less amounts payable to holders of operating partnership units and certain equity awards — Equity election: 1.000 Blue Jay unit or Barbet share, less per share merger consideration amount divided by $23.50 – Represents 0.9866 Blue Jay units or Barbet shares based on minimum per share merger consideration amount ■ Dividend to common stockholders subject to pro-ration based on aggregate cash component of $9.25bn less amounts payable to holders of operating partnership units and certain equity awards — 61% / 39% aggregate cash / equity consideration including the merger consideration — Implied blended offer value of $21.79 based on Blue Jay's closing price on 23-Mar-2018
Aggregate Consideration	■ $9.25bn aggregate cash component (including payments to holders of operating partnership units and certain equity awards) ■ 254mm Blue Jay units / Barbet shares or equivalents[1]. Goldman Sachs has assumed each Barbet share will be equivalent to one Blue Jay unity in all respects meaningful to its analysis.
Pro Forma Ownership of Blue Jay[2]	■ Goldfinch stockholders: 26% ■ Blackbird: 52%

Source: Merger Agreement, Bloomberg, Company filings; market data as of 23-Mar-2018

[1] Includes dilutive impact of Blue Jay common stock equivalents issued to Goldfinch stockholders in conjunction with this transaction.

[2] Excludes dilutive impact of preferred Blue Jay equity with the exception of the $500mm of Class C Junior Preferred Shares held by Blackbird (planned to be converted to Blue Jay units at a price of $23.50 per unit).

Review of Blue Jay Proposal 4

Goldman Sachs

Comparison of Initial vs. Final Proposal

INVESTMENT BANKING DIVISION

	Initial Offer, Initial Pricing (11-Nov-2017)	Initial Offer, Current Pricing (23-Mar-2018)	Final Offer, Current Pricing (23-Mar-2018)
Merger Consideration per Share (Based on Min. Merger Consideration[1])			
Merger Consideration Per Share (Cash)			**$ 0.31**
Dividend per Share (Based on Min. Merger Consideration[1])			
Dividend - Cash Election	**$ 23.00**	**$ 23.00**	**$ 23.19**
Dividend - Equity Election	**0.9656**	**0.9656**	**0.9866**
Blue Jay Share Price	*$ 23.68*	*$ 19.14*	*$ 19.14*
Value of Stock Dividend	**$ 22.87**	**$ 18.48**	**$ 18.88**
Total Offer Value per Share (Based on Min. Merger Consideration[1])			
Aggregate Value - Cash Dividend Election	**$ 23.00**	**$ 23.00**	**$ 23.50**
Aggregate Value - Equity Dividend Election	**$ 22.87**	**$ 18.48**	**$ 19.20**
Aggregate Pro-Ration			
% Cash Consideration	**50 %**	**50 %**	**61 %**
% Stock Consideration	50 %	50 %	39 %
Pro-Rated Consideration per Share			
Blended Offer Price	**$ 22.93**	**$ 20.74**	**$ 21.79**
Movement vs. initial offer - initial pricing		*(9.6)%*	*(5.0)%*
Movement vs. initial offer - current pricing			*5.1 %*
Cash per Share	**$ 11.50**	**$ 11.50**	**$ 14.30**
% Offer value	*50.1 %*	*55.4 %*	*65.6 %*
Movement vs. initial offer		*0.0 %*	*24.3 %*
Equity per Share	**$ 11.43**	**$ 9.24**	**$ 7.49**
# Blue Jay Units / Barbet Shares	**0.4828**	**0.4828**	**0.3915**
% Offer value	*49.9 %*	*44.6 %*	*34.4 %*
Movement vs. initial offer - initial pricing		*(19.2)%*	*(34.5)%*
Movement vs. initial offer - current pricing			*(18.9)%*

	Goldfinch Pre-Rumor (6-Nov-2017)	Initial Offer, Initial Pricing (11-Nov-2017)	Initial Offer, Current Pricing (23-Mar-2018)	Final Offer, Current Pricing (23-Mar-2018)
Aggregate Offer Consideration to Public Shareholders				
Total Offer Value ($mm)		**$ 14,879**	**$ 13,433**	**$ 14,107**
Movement vs. initial offer - initial pricing			*(9.7)%*	*(5.2)%*
Movement vs. initial offer - current pricing				*5.0 %*
Total Cash Consideration ($mm)		**$ 7,461**	**$ 7,448**	**$ 9,250**
Movement vs. initial offer - initial pricing			*(0.2)%*	*24.0 %*
Blue Jay Units / Barbet Shares Issued[2] (mm)		**313.2**	**312.7**	**253.8**
Movement vs. initial offer - initial pricing			*(0.2)%*	*(19.0)%*
Diluted Goldfinch S/hr Ownership in Blue Jay[3]		**30.2 %**	**30.1 %**	**25.9 %**
Movement vs. initial offer - initial pricing			*(4)bps*	*(424)bps*
Implied Offer Premia to:				
Current Price as of 23-Mar-2018 ($21.15)		8.4 %	(1.9)%	3.0 %
Pre-Rumor Price as of 6-Nov-17 ($19.01)		**20.6 %**	**9.1 %**	**14.6 %**
1-Year VWAP as of 6-Nov-17 ($23.13)		(0.8)%	(10.3)%	(5.8)%
4Q Goldfinch IFRS NAV ($27.33)		(16.1)%	(24.1)%	(20.3)%
GSA NAV ($25.82)		**(11.2)%**	**(19.7)%**	**(15.6)%**
SNL NAV ($26.01)		(11.8)%	(20.3)%	(16.2)%
Implied Valuation Metrics based on Goldfinch Management Projections				
Blended Offer Price	***$ 19.01***	**$ 22.93**	**$ 20.74**	**$ 21.79**
Diluted Shares Outstanding (mm)	*970.6*	972.5	971.3	971.9
Implied Equity Value ($mm)	***$ 18,451***	**$ 22,301**	**$ 20,146**	**$ 21,180**
Net Debt + Prefs at Share ($mm)	*18,440*	18,440	18,440	18,440
Implied Enterprise Value ($mm)	***$ 36,892***	**$ 40,741**	**$ 38,586**	**$ 39,621**
P / 2018E FFO	*12.6 x*	*15.2 x*	*13.8 x*	*14.5 x*
EV / 2018E EBITDA	*16.6 x*	*18.3 x*	*17.4 x*	*17.8 x*
Implied Nominal 2018E Cap Rate	***6.16%***	***5.57%***	***5.89%***	***5.73%***

Source: Merger Agreement, Bloomberg, Company Filings, Management Projections for Goldfinch Standalone as provided 22-Mar-2018 and approved by the Special Committee of the Board of Directors of Goldfinch for use by Goldman Sachs ("Goldfinch Management Projections"), Green Street Advisors, SNL Financial; market data as of 23-Mar-2018. [1] Illustrative; based on minimum merger consideration of $200mm as described in Merger Agreement which is paid to all common shareholders, regardless of cash / stock election. [2] Includes dilutive impact of other equity instruments issued to Goldfinch shareholders, option-holders and unitholders in conjunction with this transaction. [3] Excludes dilutive impact of preferred Blue Jay equity with the exception of the $500mm of Class C Junior Preferred Shares held by Blackbird (planned to be converted to Blue Jay units at a price of $23.50 per unit).

Review of Blue Jay Proposal

5

Implied Offer Premia ($ in millions, except per share data) Offer Price Relative to Key Public Reference Points Cash Election Offer Price $23.50 Blended Offer Price $21.79 Equity Election Offer Price $19.20 $ 27.10 $ 27.33 $ 25.89 $ 25.82 $ 26.01 $ 23.13 $ 21.15 $ 20.95 $ 19.01 $ 18.83 Pre-Rumor Share Price as 52-Week 52-Week 3-Month 1-Year 3-Year Blue Jay 4Q GSA SNL Share Price of 23-Mar-2018 Intraday High Intraday Low VWAP VWAP VWAP IFRS NAV of NAV Consensus (6-Nov-2017) Share Price Share Price Goldfinch¹ NAV Implied Offer Premia Cash 23.6% 11.1% (13.3)% 24.8% 12.2% 1.6% (9.2)% (14.0)% (9.0)% (9.7)% Election Equity 1.0 (9.2) (29.2) 2.0 (8.3) (17.0) (25.9) (29.8) (25.6) (26.2) Election Blended 14.6 3.0 (19.6) 15.7 4.0 (5.8) (15.8) (20.3) (15.6) (16.2) Offer Pre-Rumor — 11.3 42.6 (0.9) 10.2 21.7 36.2 43.8 35.8 36.8 Share Price Source: Merger Agreement, Bloomberg, Green Street Advisors, SNL Financial, Company filings; market data as of 6-Nov-2017 unless otherwise stated; GSA and SNL data as of 23-Mar-2018. ¹ Per management commentary on Blue Jay 4Q earnings call. Review of Blue Jay Proposal 6

INVESTMENT BANKING DIVISION

Goldman Sachs

Structure and Governance Comparison

Goldfinch, Barbet, Blue Jay, and Blackbird

	Goldfinch	Barbet	Blue Jay	Blackbird
Blackbird / Blue Jay Ownership[1]	33 %[2]	> 56 %[3]	70 %	NA
S&P500 Constituent?	Yes	Not Eligible	No	No
RMZ Constituent?	Yes	Eligibility Unclear	No	No
Research Coverage (# Analysts)	18	NA	4	8
Structure	REIT	REIT	Partnership	Corporation
Jurisdiction	Delaware	Delaware	Bermuda	Ontario, Canada
Listing Exchange	NYSE	NASDAQ	NASDAQ / TSX	NYSE / TSX
3M ADTV (mm)[4]	$108.3	NA	$2.2	$49.7
Liquidity (3M ADTV / Free Float)[4]	0.88 %	NA	0.04 %	0.17 %
2018E FFO Payout Ratio[5]	64 %	80%	80 %	23 %
# of Blackbird / Blue Jay Directors (/ Total Board Seats)	3 / 9	TBD	2 / 9	NA
Management Structure	Internal	External	External	Internal
Voting Rights	Proportional to ownership	None, Blackbird (through Blue Jay) has full control	None, Blackbird has full control	Proportional to ownership

Source: Company filings; IBES; Bloomberg; Draft Goldfinch Charter Amendment (25-Mar-2018), Draft Rights Agreement (26-Mar-2018), Merger Agreement, Blue Jay Management (together, the "Barbet Information").
[1] Excludes dilutive impact of preferred Blue Jay equity with the exception of the $500mm of Class C Junior Preferred Shares held by Blackbird (planned to be converted to Blue Jay units at a price of $23.50 per unit). [2] Excludes shares controlled but not owned by Blue Jay. [3] 56% ownership level assumes all Goldfinch shareholders elect to take Barbet stock. [4] Market data as of 6-Nov-2017 (pre-rumor) for all columns except Blackbird, which is as of 23-Mar-2018. [5] Per Goldfinch Management Projections, Blue Jay Management Projections for Blue Jay Pro Forma as provided 26-Mar-2018 and used by Goldman Sachs with the approval of the Special Committee of the Board of Directors of Goldfinch ("Blue Jay Pro Forma Management Projections"), including Blue Jay management estimates of synergies expected to result from the transaction and used by Goldman Sachs with the approval of the Special Committee of the Board of Directors of Goldfinch ("Synergies"), Blue Jay Management Projections for Blue Jay standalone as provided 22-Mar-2018 and used by Goldman Sachs with the approval of the Special Committee of the Board of Directors of Goldfinch ("Blue Jay Standalone Management Projections"), and IBES, respectively.

Review of Blue Jay Proposal 7

II. Recent Developments

Trading Dynamics Since Announcement Goldfinch Share Price and Trading Volumes Blue Jay Share Price and Trading Volumes $ 25.00 60,000 $ 24.00 1,200 Movement Since 10-Nov: $25.00 1,000 B’Jay: (19.2)% $ 24.00 (0.4)% (0.8)% 16.8% (1.9)% 1.0% 1.0% 8.3% 50,000 SP500: +0.2% 1,000 $ 23.00 RMZ: (13.8)% $23.95 $24.00 $ 23.00 800 40,000 800 $23.00 ) ) $ 22.00 (USD $ 22.00 (USD 600 $22.00 Volum Volum 30,000 e 600 (USD) Sharese Price Price g Movement g (00 $ 21.15 (000 Tra in $ 21.00 Since 6-Nov: Price ) 0 ) TCO: +21.0% $21.00 $ 21.00 ded Clos Closin 400 G’finch: +11.3% Share 20,000 (mm) 400 MAC: +5.7% $ 20.00 SPG: (2.1)% $20.00 SP500: (0.1)% RMZ: (12.5)% $ 20.00 200 10,000 200 $ 19.00 $19.00 $18.00 0 $ 19.14 $ 18.00 6-Nov 7-Nov 0 8-Nov 9-Nov 10-Nov $ 19 3.-00 Nov 14-Nov 0 Nov-2017 Dec-2017 Jan-2018 Feb-2018 Mar-2018 Volume Share Price Nov-2017 Dec-2017 Jan-2018 Feb-2018 Mar-2018 Source: Bloomberg; market data as of 23-Mar-2018 Recent Developments 9

INVESTMENT BANKING DIVISION

Movement in Key Metrics since Bid Rumors

Share Price Movement (Since Rumor)


11.3 %
5.7 %
(2.1)%
21.0 %
(18.0)%
(12.5)%

	Goldfinch Mgmt.[1]	Goldfinch[2]	Macerich[2]	Simon Property Group[2]	Taubman Centers[2]	Blue Jay[3]	RMZ[4]
Implied NTM Cap Rate – Current	5.8 %	6.0 %	5.8 %	6.4 %	5.5 %	5.7 %	–
Δ Since Rumor	(50)bps	(48)bps	(23)bps	12 bps	(65)bps	31 bps	–
P / 2018E FFO – Current	14.0 x	13.5 x	14.5 x	12.7 x	14.8 x	12.6 x	13.3 x
Δ Since Rumor	1.2 x	1.8 x	1.3 x	(0.1)x	3.0 x	(2.9)x	(1.9)x
Δ 2018E FFO/sh Estimate Since Rumor	1.5 %	(3.7)%	(3.9)%	(1.5)%	(3.2)%	1.0 %	–

Source: Datastream, Goldfinch Management Projections, IBES, Green Street Advisors, Wall Street Research; market data and Green Street Advisors data as of 23-Mar-2018 Note: Rumor date of 6-Nov-2017. [1] Goldfinch Mgmt. implied cap rate and FFO per Goldfinch Management Projections, with pre-rumor values calculated using Draft Goldfinch Management Projections as of 4-Dec-2017. [2] Goldfinch and peer implied cap rates per Green Street Advisors and FFO estimates per IBES. [3] Blue Jay implied cap rate based on the median of cap rates implied by NAV calculations per RBC Capital Markets, Evercore, and Scotiabank and Blue Jay FFO per IBES. [4] RMZ FFO multiples calculated as the median of FFO multiples of all companies in the RMZ index per Datastream.

Recent Developments
10

Recent Market Commentary ï® “We continue to expect a deal to get be consummated and think Blue Jay’s improved offer is a key step towards securing Goldfinch…Recent comps (Unibail’s acquisition of Westfield) have led some to think Goldfinch should fetch an offer close to $30 using ~5% cap rate, which Westfield’s U.S. assets (~$720 sales psf) were implicitly valued. We think Goldfinch is worth ~$26/sh and use a 5.5% applied cap rate to value Goldfinch’s $587 sales psf portfolio. We also think that Blue Jay’s sizable, strategic stake in Goldfinch (~34%, with options to go above 40%) makes a competing bid unlikely, likely limiting the new offer upside.” – Mizuho, 19-Mar-2018 ï® “While we continue to believe Blue Jay controls the process, we think the level where Goldfinch has dropped makes for a more balanced split between the upside of an improved take out offer versus downside if no deal occurs … Though we believe there will ultimately be a deal for Goldfinch, we think Blue Jay is in no rush and will continue to use the general market weakness to its advantage. Whether Blue Jay consummates with Goldfinch in the near-term or waits, they are aligned with Goldfinch to make sure the portfolio is operating as best as it can. However, despite management’s affirmation on its 4Q17 earnings call that it’s business as usual at Goldfinch, we find it hard to believe that the well publicized corporate overture hasn’t had an impact on the daily and strategic operations” – Sandler O’Neill, 27-Feb-2018 ï® “We believe the ultimate deal will have more cash but that Blue Jay will use the increased cash consideration to say the deal is worth more if it still had the 50/50 cash/Blue Jay split. If mall valuations rebound before a deal is reached, presumably there would be a corresponding increase in capital willing to be a capital partner with Blue Jay that a higher bid makes sense. That said, we note that Blue Jay marked their Goldfinch position to $27 on their 4Q17 earnings call versus $30 with 3Q17. Based on the original 50/50 cash/Blue Jay shares, that $23 offer is now worth $22” – Sandler O’Neill, 27-Feb-2018 ï® “Most dedicated investors have told us they either can’t or don’t want to own Blue Jay stock… At an estimated 4.75% cap rate for Westfield’s US portfolio, based on our estimates, this transaction suggests that the latest Blue Jay [IFRS] valuation of Goldfinch is smoke and mirrors, in order to ensure success for another underwhelming offer…We would hope that Goldfinch’s independent board sees through the smoke and evaluates the merits of the proposed bid in the cold, hard light it deserves. ‘A’ malls are currently undervalued in the public markets, but sentiment can change as it has in the past.” – Boenning & Scattergood, 9-Feb-2018 ï® “While Blue Jay’s capital raising abilities are well known, the size of any increased cash bid for the 66% of Goldfinch it doesn’t own still represents a large absolute number, for which Brookfield still needs to earn fees on. Thus, we believe Brookfield may advocate that any increased cash component makes its bid “worth more“ simply by reducing the Blue Jay consideration.” – Sandler O’Neill, 8-Feb-2018 ï® “The bottom line result matched our estimate on disappointing SSNOI growth of 1.3%, the lowest reported in our Mall coverage so far this quarter. While leasing spreads and tenant sales numbers were healthy, the portfolio occupancy rates were lower each quarter this year” – BTIG, 7-Feb-2018 ï® “Elsewhere, Goldfinch used the Blue Jay M&A discussions to repel M&A related questions and not give FY18 FFO guidance, though the known building blocks suggest weak YOY growth to us. While ‘does [this] matter?’ is a fair question given ongoing M&A saga, the ssNOI misses cast some doubt on Goldfinch’s FY18 2-3% guide, especially given the challenging retail backdrop. Near-term, we expect Goldfinch to remain range-bound until more clarity on Blue Jay saga is given.” – Mizuho, 7-Feb-2018 Source: Broker research Recent Developments 11

III. Overview of Barbet Class A Stock

Barbet Class A Stock Overview of Proposal ï® Shares in a public REIT (entity that was formerly Goldfinch) with economics intended to mimic those of an existing Blue Jay unit in all material respects — Shares will trade independently, but will be exchangeable for cash equal to the value of Blue Jay units or Blue Jay units (see below “Exchangeability” section for details of the exchange mechanism), and paid the same dividend to the extent cash is available at Barbet ï® Initially, Barbet will own all of Goldfinch’s legacy assets, subject to any property JVs or asset sales. Barbet shareholders will not have Overview a claim on Blue Jay assets ï® If less than 20% of Goldfinch shares not held by Blue Jay elect to receive Barbet Class A stock at the closing, Blue Jay will have the option to instead issue Blue Jay units to all Goldfinch shareholders — If less than 10% of Goldfinch shares not held by Blue Jay elect to receive Barbet Class A stock at closing, Blue Jay will be required to instead issue Blue Jay units to all Goldfinch shareholders and no public Barbet Class A stock will be issued — Results in a minimum market cap of ~$500mm for Barbet based on Blue Jay’s share price as of 23-Mar-2018 ï® Barbet Class A shareholders may at any time demand a redemption of their Class A shares for a cash value equal to the then closing price of a Blue Jay unit — Blue Jay will then have the discretion to satisfy the redemption by providing the stockholder with a Blue Jay unit — If Blue Jay fails to deliver a Blue Jay unit, Barbet Class A shareholders will have the right to receive a Blue Jay unit from a pool of Blue Jay units held by Blackbird in a segregated pool; Blackbird has the option to satisfy the redemption in either cash or Blue Jay units – Should Blackbird ever be required to act as counterparty to the unit redemption, it takes ownership of the exchanged Barbet Class A share and steps into all the rights of a Class A shareholder Exchangeability – The Blackbird guarantee will terminate after 20 years, unless extended by mutual agreement of Blackbird and the majority of the independent directors of Barbet; the guarantee can also be terminated at any time after the fifth anniversary of the merger by Blackbird with a vote of two thirds of Class A shares not held by Blackbird or its affiliates – The number of units held in the segregated pool will be subject to adjustment in the event that Barbet issues additional Class A stock or if Barbet Class A shareholders are redeemed for cash or by the delivery of Blue Jay units directly by Blue Jay; however, Blackbird’s consent will be required for Barbet to issue additional Class A shares following closing – Blackbird can substitute cash for Blue Jay units to be held in the segregated pool ï® Ability to exchange to be available immediately following transaction close Source: Barbet Information Overview of Barbet Class A Stock 13

Barbet Class A Stock Overview of Proposal (Cont.) ï® Regular and special dividends will be equal to distributions paid on Blue Jay units, to the extent cash is available at Barbet ï® Dividends to Barbet Class A stockholders will be prioritized over dividends from Barbet to holders of Barbet Class B and Class C shares (i.e. Blue Jay) (both quarterly and on a cumulative basis) Distribution — Distributions to Barbet Class B the and Class C shares (i.e. Blue Jay) can only be made if dividend coverage ratio of Policy Barbet FFO / Class A distributions for prior quarter is equal to or exceeds 1.25:1; subject to compliance with the dividend coverage ratio and other covenants, Barbet can make additional distributions to Barbet Class B and Class C shares (i.e. Blue Jay) above the Class A per share amount — If there is not enough cash flow to support distributions to Class A stockholders, Barbet may, but is not obligated to, raise cash through asset sales, refinancings, etc. to support the Class A dividend ï® In the event of any liquidation of Barbet (including related entities) or Blue Jay, Class A stock will be entitled to receive the same distributions as Blue Jay units, to the extent cash is available at Barbet Liquidation ï® In the event that Barbet’s market capitalization over 30 consecutive trading days is less than $1bn, Blue Jay could collapse the Barbet structure and force Barbet shareholders to convert into Blue Jay units or redeem their stock for cash ï® Barbet Class A stock is entitled to one (1) vote per share voting together with the Class B stock and Class C stock, which will be entitled to five (5) votes per share ï® Barbet will be externally managed by Blackbird through a Master Services Agreement (MSA) that is expected to be Governance substantially identical to the MSA between Blue Jay and Blackbird, including the fee calculation structure — Fee expected to be waived for the first 12 months ï® MSA payments will be a contractual obligation; however, if Barbet does not have sufficient cash to pay the MSA fee, Barbet may elect to pay the fee in Class A stock Incorporation / ï® Delaware / NASDAQ Listing / ï® Likely not eligible for S&P Composite Indices; Eligibility for RMZ is unclear Index Eligibility Source: Barbet Information Overview of Barbet Class A Stock 14

IV. Management Projections

A. Goldfinch Standalone

Goldman Sachs

Key Assumptions Underlying Goldfinch Management Projections

INVESTMENT BANKING DIVISION

Approach	■ Periods from February 2018 onwards are management projections; prior periods reflect actual results ■ 2018 and 2019 are based on detailed budgeting process; remaining years are extrapolations based on higher level assumptions
Same-Store NOI	■ Rental revenue: — Factors in announced tenant bankruptcies through December 2017; no others assumed over the forecast period — FY 2018 – FY 2019: "space-by-space" build-up of occupancy and rent. Assume space vacated during 2017 is re-leased during 2018 such that occupancy returns to YE 2016 levels by YE 2018 — Thereafter: Projections are built up by mall based on lease maturity schedule and assumed retention rates, down-times, vacancy loss reserves, MLA spreads and market inflation rates. Different assumptions used for different sales bands ■ Other revenues and property-level expenses grown based on inflation assumptions by sales band ■ Office space at 685 Fifth Avenue excluded from same-store metrics as currently being marketed for sale
Other NOI	■ $15mm of lease termination fees p.a. from 2018 onwards (in-line with historical levels); 2018 includes an additional $17mm related to Teavana ■ Other income includes NOI from properties that do not qualify as "same-store" in 2018
Other Revenues / Expenses	■ (1.0)% yoy decline in management fees in 2018, based on detailed budget build-up; 1.9% growth in 2019; 3.0% annual growth thereafter — 2018 decline driven by unusually high level of fee-generating development and leasing activity in 2017 ■ (1.6)% yoy decline in property management costs in 2018 based on detailed budget build-up; 4.9% growth in 2019; 2.0% annual growth thereafter ■ (10.9)% yoy decline in G&A expenses in 2018 based on detailed budget build-up; 3.6% growth in 2019; 2.0% annual growth thereafter — 2018 decline driven by cost saving measures and recent attrition ■ Investment income calculated based on investment maturity and returns profiles ■ $19mm of condo sales in 2018; condo sales complete in 2018
CapEx	■ FY 2018 – FY 2019: "Space-by-space" build-up of tenant allowances / ordinary capex ■ Thereafter: Tenant allowances / ordinary capex based on capex per square foot assumptions (different assumptions used for different sales bands) ■ Development capital built up by project. No new projects assumed beyond those in current development pipeline
Other Investment Activity	■ Acquisitions: No acquisitions over the forecast period ■ Asset sales: $135mm gross proceeds in 2018 from sale of 685 Fifth Avenue Office; no dispositions projected thereafter ■ Investments: Several maturities in 2017 (reducing investment income in later years); ~$120mm new loans planned for 2018; no new activity thereafter ■ $80mm gross proceeds from Ala Moana condo sales in 2018; zero thereafter
Dividends	■ Q1-Q3 2018 quarterly dividend of $0.22 / share (per Q1 declared level), increases to $0.23 / share in 4Q ■ Thereafter, dividend grown at 7% p.a. based on total FY 2018 payment of $0.89 — Results in AFFO payout ratio peaking at ~81% in 2019 before falling to ~70% in 2021
Capital Structure	■ Small amount (~$100mm) of mortgage paydown in 2018; thereafter, all maturing debt is refinanced at existing quantum and a ~5% interest rate ■ Mortgage debt amortization calculated by tranche according to terms of loan ■ No change in preferred stock outstanding ■ Revolver / cash balances are a function of cash flows ■ Interest expense / preferred coupons calculated based on average outstanding debt / preferred balance and applicable rates
Share Count	■ ~1.5% increase in weighted average shares outstanding in 2018, related to cash-settled warrants exercise by Blue Jay and others in late 2017 ■ ~0.2% annual increase in diluted share count from 2019 onwards; related to equity-based compensation payments

Source: Goldfinch Management Projections

Management Projections 17

INVESTMENT BANKING DIVISION

Goldfinch Management Projections

At Share | ($ in millions, except per share data)

Select Income Statement Items	As Reported 2016A	2017A	Per Goldfinch Management 2018E	2019E	2020E	2021E	2022E	17A - '22E
Same Store NOI	$ 2,213	$ 2,227	$ 2,291	$ 2,395	$ 2,506	$ 2,639	$ 2,710	4.0 %
% Growth		0.6 %	2.9 %	4.5 %	4.6 %	5.3 %	2.7 %	
Plus: Lease Termination Income	20	42	34	15	15	15	15	
Plus: Land Sales	11	12	3	3	0	0	0	
Plus: Other NOI	7	21	21	7	7	7	7	
Company NOI	$ 2,251	$ 2,302	$ 2,348	$ 2,420	$ 2,528	$ 2,660	$ 2,732	3.5 %
% Growth		2.3 %	2.0 %	3.0 %	4.5 %	5.2 %	2.7 %	
Adjusted Real Estate NOI[1]		$ 2,223	$ 2,250	$ 2,319	$ 2,426	$ 2,553	$ 2,622	3.4 %
% Growth			1.2 %	3.1 %	4.6 %	5.3 %	2.7 %	
Company EBITDA	$ 2,192	$ 2,166	$ 2,221	$ 2,283	$ 2,389	$ 2,520	$ 2,590	3.6 %
% Growth		(1.2)%	2.5 %	2.8 %	4.7 %	5.5 %	2.8 %	
FFO / Share	$ 1.53	$ 1.57	$ 1.51	$ 1.52	$ 1.62	$ 1.76	$ 1.83	3.1 %
% Growth		2.6 %	(4.1)%	1.1 %	6.2 %	8.6 %	4.3 %	
AFFO / Share	$ 1.20	$ 1.17	$ 1.14	$ 1.18	$ 1.35	$ 1.57	$ 1.65	7.0 %
% Growth		(2.2)%	(3.0)%	3.4 %	14.9 %	16.2 %	4.7 %	
Dividend / Share	$ 0.80	$ 0.88	$ 0.89	$ 0.95	$ 1.02	$ 1.09	$ 1.17	5.8 %
AFFO Payout Ratio	66.7 %	75.0 %	78.2 %	80.9 %	75.3 %	69.4 %	70.9 %	

Source: Goldfinch Management Projections

[1] Adjusted Real Estate NOI calculated as same store NOI plus lease termination income plus other non-same store NOI ex. land sales less property level management fee. Property level management fee calculated as 3% of gross revenue for management fee. Gross revenue for management fee calculated as effective same-store gross revenue plus lease termination income plus other non-same store NOI ex. land sales.

Management Projections

18

Goldfinch Management Projections At Share | ($ in millions) Per Goldfinch Management Select Cash Flow Statement Items 2017A 2018E 2019E 2020E 2021E 2022E FFO $ 1,501 $ 1,461 $ 1,480 $ 1,575 $ 1,713 $ 1,789 Tenant allowance (182) (231) (217) (167) (88) (87) Ordinary capital (196) (125) (119) (90) (91) (93) AFFO $ 1,122 $ 1,105 $ 1,144 $ 1,318 $ 1,534 $ 1,609 Capitalized costs/non cash FFO (32) (54) (13) (14) (15) (15) Debt amortization (172) (197) (220) (253) (264) (275) Regular dividends (800) (830) (891) (947) (1,014) (1,086) Cash Flows After Dividends $ 119 $ 24 $ 21 $ 105 $ 241 $ 233 Development expenditures $(561) $(753) $(572) $(151) $(40) -Ala Moana condos 146 80 -Asset acquisitions (313) -Notes receivable activity (27) 73 96 -Asset sales 76 35 -Special dividend (230) -Stock repurchase (277) -Financings 229 (103) (1) (1) (3) (2) Warrant cash settlement 550 -Net preferred stock issuance/repayment -Construction financing 8 79 171 -Issuance/(repayment) of revolver 500 375 45 (290) (235) Net Cash Flow $(279) $(65) $(6) $(3) $ 4 $(3) Balance Sheet Debt + Prefs $ 18,823 $ 18,961 $ 19,286 $ 19,077 $ 18,520 $ 18,008 Cash 383 310 304 301 305 302 Net Debt + Prefs / EBITDA 8.5 x 8.4 x 8.3 x 7.9 x 7.2 x 6.8 x Source: Goldfinch Management Projections Management Projections 19

Goldman Sachs | INVESTMENT BANKING DIVISION

Comparison of Current Management Projections to Management Projections as of 4-Dec-2017

($ in millions, except per share data)

	Management Projections 2018E	Management Projections 2019E	Management Projections 2020E	% Variance vs. 4-Dec-17 Projections 2018E	% Variance vs. 4-Dec-17 Projections 2019E	% Variance vs. 4-Dec-17 Projections 2020E	Commentary
Select P&L Line Items							Global: Projections updated for Jan-2018 actual results
Same Store NOI	$ 2,291	$ 2,395	$ 2,506	(0.3)%	0.2 %	0.4 %	Office space at 685 Fifth excluded from Same Store NOI going forward; higher anticipated bankruptcy impact in 2018E including Bon Ton and Charming Charlie; no longer selling 605 NMA / 200 Lafayette / Florence Mall
Company NOI	$ 2,348	$ 2,420	$ 2,528	(0.2)%	0.3 %	0.4 %	Impacts on SS NOI plus reclassification of condo sales to below EBITDA, offset in 2018 by additional lease termination income
Company EBITDA	$ 2,221	$ 2,283	$ 2,389	0.0 %	0.4 %	0.4 %	Impacts on Company NOI plus increased management fees from Calpers at Oakbrook Sears box, Bravern lease fee, bonus reduction due to recent attrition
FFO/Share	$ 1.51	$ 1.52	$ 1.62	1.5 %	0.2 %	0.4 %	Impacts on Company EBITDA (but no impact from condo sale reclassification) plus: change in timing of 685 Office sale to 7/1, incremental partner loans, increase in interest expense due to reduction in disposition, acquisition of 2.5% of ABG, revised LIBOR curve, tax savings at TRS from tax cuts and JOBS Act
One - Off Items							
Land Sales	$ 3	$ 3	-	0.0 %	0.0 %	-	No changes in land sales proceeds
Lease Termination Income	$ 34	$ 15	$ 15	124.0 %	0.0 %	0.0 %	$17mm additional income in 2018 from Teavana lease termination
Condo Sales	$ 19	-	-	0.0 %	-	-	No changes in condo sales proceeds
Select Cash Flow Line Items							
Tenant Allowances & Ordinary Capital	$ 356	$ 335	$ 257	1.4 %	0.5 %	1.2 %	Increased concessions due to continued retail disruption; change in timing of actual cash outflow related to capex from earlier projections
Development Capex	$ 753	$ 572	$ 151	0.8 %	(9.4)%	67.9 %	Difference in timing of development capex cash flow - '18E-'22E total development capex higher by $7mm
Asset Sales	$ 35	-	-	(81.6)%	-	-	Incremental proceeds from sale of Fallen Timbers and 685 Office more than offset by not selling 605 NMA / 200 Lafayette / Florence Mall
Notes Receivable Activity	$ 73	-	-	(22.9)%	(100.0)%	-	Seller financing related to sale of 685 Office
Dividends	$ 830	$ 891	$ 947	(7.0)%	(7.3)%	(8.1)%	Q1-Q3 2018 quarterly dividend of $0.22 / share (per Q1 declared level), increases to $0.23 / share in 4Q; Thereafter, dividend grown at 7% p.a. based on total FY 2018 payment of $0.89

Source: Goldfinch Management Projections, 4-Dec-17 Goldfinch Management Projections

Management Projections
20

Comparison of Management Projections to Consensus Estimates ($ in millions, except per share data) Management Projections 17A—‘19E Select Research / IBES / SNL? 17A—‘19E Variance 2018E 2019E CAGR 2018E 2019E CAGR 2018E 2019E Company NOI (at share) $ 2,348 $ 2,420 2.5% $ 2,417 $ 2,454 1.9% $(68) $(34) % Growth 2.0% 3.0% 4.3% 1.5% (2.8)% (1.4)% # of Analysts 4 3 EBITDA (at share) $ 2,221 $ 2,283 2.7% $ 2,261 $ 2,290 1.5% $(41) $(7) % Growth 2.5% 2.8% 3.2% 1.3% (1.8)% (0.3)% # of Analysts 5 4 FFO/Share $ 1.51 $ 1.52 (1.5)% $ 1.57 $ 1.64 1.3% $(0.06) $(0.12) % Growth (4.1)% 1.1% (0.6)% 4.5% (4.1)% (7.2)% # of Analysts 17 17 AFFO/Share $ 1.14 $ 1.18 0.1% $ 1.26 $ 1.33 4.1% $(0.12) $(0.15) % Growth (3.0)% 3.4% 6.8% 5.6% (9.6)% (11.5)% # of Analysts 7 7 Dividend/Share $ 0.89 $ 0.95 4.0% $ 0.90 $ 0.96 2.9% $(0.01) $(0.01) % Growth 1.1% 7.0% 2.3% 6.7% (1.1)% (0.8)% AFFO Payout Ratio 78.2% 80.9% 71.4% 72.2% 674 bps 872 bps # of Analysts 15 14 Source: Goldfinch Management Projections, Broker research, SNL Financial and IBES estimates; market data as of 23-Mar-2018 ? NOI (at share) and EBITDA (at share) per latest available Wall Street Research, FFO/Share and Dividend/Share per IBES consensus estimates and AFFO/Share per SNL consensus estimates. Management Projections 21

B. Blue Jay Standalone

INVESTMENT BANKING DIVISION

Goldman Sachs

Key Assumptions Underlying Blue Jay Management Projections (1/2)

Basis of Preparation	▪ 5-year business plan through 2022 prepared on a proportionate, IFRS basis ▪ Bottom-up preparation based on individual business plans submitted by each reporting entity (~60 in total): — Core Office: BPO, Canary Wharf, and several direct investments in individual assets — Core Retail: Goldfinch — Opportunistic: each individual investment within each of the funds ▪ Business plan were prepared in Nov-2017 as part of Blue Jay's annual process; balance sheet projections were subsequently updated for 4Q 2017 results — Ordinary course purpose is for planning purposes and quarterly performance evaluation (conducted by reporting entity) — Projections have been signed off by Blue Jay's board of directors ▪ Projections based on constant FX rates; key rates are GBP (1.309), EUR (1.175), CAD (0.798), AUD (0.790)
Core Retail Segment	▪ Based on Goldfinch management projections including topside adjustments to reflect Blue Jay views — FFO is ~4–8% higher to reflect Blue Jay's view of Goldfinch as relates to lease termination fees (~$10-20mm incremental FFO per year) and densification opportunities at certain assets (~$100mm incremental FFO per year) ▪ Modeled at share based on a constant ownership interest of 34.37%
Core Office Segment	▪ 5.8% 2017-22E NOI CAGR — ~4% same store NOI CAGR over the projection period — Significant level of development activity based on current pipeline / identified projects; majority of projects are stabilized in 2021 — Ordinary-course level of investment activity (disposal of mature assets and investment in assets with upside opportunity
Opportunistic Segment	▪ Modelled by investment; reflect exit date for each investment given finite life fund structure — Results in most existing investments (from funds 1 and 2) being exited over the forecast period ▪ New investments made over the forecast period related to Blue Jay's ~$2.5bn commitment to Blackbird's 3rd fund (currently being invested), and an assumed 4th fund of similar size anticipated to start being invested in 2021 ▪ New investments modeled using generic assumptions that are slightly conservative relative to Blackbird's opportunistic real estate track record — Approximate assumptions used: 6-8% cap rate; 50-70% LTV; 4.5-5.5% debt costs; 3-4% G&A/revenue; 8-12% capex/NOI; 4% p.a. fair value growth ▪ Plan also includes current/identified development projects ▪ Composition of segment by asset type varies over life of plan but no new asset classes are assumed
G&A	▪ Includes transaction costs, compensation related to employees of subsidiaries (e.g. BPO), professional fees (accounting, legal, etc.), facilities and technology, travel costs ▪ G&A grows at low-single digit rates with the exception of a >10% increase in 2022, driven by a step-up in the level of fund investment activity — Declines from ~7.6% of property-related revenues in 2018 to ~6.5% in 2022
MSA Payments	▪ Fees to Blackbird associated with the Master Services Agreement which covers "corporate" functions — Base fee and equity enhancement distribution fee grow in line with projected growth in capitalization, partially offset by management and incentive fees related to Blue Jay investments in Blackbird opportunistic funds ("fund fees"), which are creditable against the MSA payments — Incentive fee (payable on Blue Jay distributions in excess of $1.10 per unit) are fully offset by fund fees over the forecast period

Source: Blue Jay Standalone Management Projections

Management Projections

23

INVESTMENT BANKING DIVISION

Goldman Sachs

Key Assumptions Underlying Blue Jay Management Projections (2/2)

Other Operating Cash Flows	■ Includes asset management incentive fees, cash taxes, non-cash adjustments and working capital movements ■ Asset management incentive fees modeled based on planned disposition of assets held in funds ■ Cash taxes (excluded from FFO) fluctuate based on level and geography of disposition activity — Note: FFO excludes tax ■ Working capital movements predominantly relate to changes in accounts payable and accounts receivable, which are impacted by fluctuations in the level of assets held for sale
Investing Cash Flows	■ Includes ordinary course capital recycling, development capex, maintenance capex, and TIs & LCs ■ New investments are both direct (for core office and core retail segments) and in the form of fund commitments (for opportunistic segment) — Net activity represents disposals of mature assets and new investments in assets with upside opportunity — ~$1-2bn of net disposition activity on an equity basis over the forecast period; heightened level in 2019 (~$2.7bn) due to exit of matured fund investments ■ Development capex represents current development pipeline and already-identified new projects; level of spend is lower in the outer years of the projection period following a period of higher than normal development activity ■ Maintenance capex and TIs & LCs follow a similar trajectory, slowing over the projected period as developments come on line and are leased
Financing Cash Flows / Capital Structure	■ New debt financing to fund cash requirements as well as refinancing of existing debt ■ Capital securities: — $500mm Class C Junior Preferred is exchanged for common equity on 30-Jun-2018 ($23.50 conversion price) — $750mm Class B Junior Preferred is redeemed for cash on 30-Jun-2019 — Class A Preferred tranches convert to common equity at year end in advance of maturity ■ No other incremental equity raised over the projected period ■ Leverage declines over the forecast period at debt + capital securities / EBITDA of ~15x as of YE 2017 to ~10x as of YE 2022 (excl. perpetual preferred securities) — Blue Jay management has a long-term leverage target of 50% debt / assets (IFRS basis) ■ Shift to increasingly fixed rate debt composition as floating rate debt matures, reaching 72% fixed by YE 2022 ■ No equity issuance modeled over projection period, model assumes only conversion of capital securities, i.e. no cash flow impact
Distributions	■ 80% FFO payout ratio assumed over the forecast period, versus 2017 level of 82% ■ Results in 2017-22E DPS CAGR of 7.8%
Share Count	■ Excludes convertible capital securities until they are converted; conversion assumed to take place at year end

Source: Blue Jay Standalone Management Projections

Management Projections 24

Blue Jay Management Projections Proportionate | ($ in millions, except per share data) As Reported Per Blue Jay Management CAGR Select Income Statement Items 2016A 2017A 2018E 2019E 2020E 2021E 2022E 17A—‘22E Net Operating Income (NOI) Core Office $ 1,436 $ 1,356 $ 1,359 $ 1,374 $ 1,476 $ 1,682 $ 1,798 5.8 % Core Retail 676 701 809 829 866 911 936 6.0 % Opportunistic 625 731 846 998 993 1,100 1,232 11.0 % Total NOI $ 2,737 $ 2,788 $ 3,015 $ 3,202 $ 3,335 $ 3,694 $ 3,966 7.3% % Growth 1.9% 8.1% 6.2% 4.2% 10.7% 7.4 % Total MSA Payments $ 129 $ 130 $ 145 $ 160 $ 185 $ 215 $ 235 12.6 % G&A Expense 421 443 437 442 461 478 536 3.9 % Total MSA & G&A Expense $ 550 $ 573 $ 582 $ 602 $ 646 $ 693 $ 771 6.1 % EBITDA $ 2,311 $ 2,396 $ 2,656 $ 2,803 $ 2,969 $ 3,271 $ 3,591 8.4 % Memo: Interest Expense (Converted Capital Securities) $ 117 $ 117 $ 80 $ 41 -Memo: Interest Expense (Capital Security Redeemed for Stock) 17 — — — —Company FFO / Share $ 1.36 $ 1.44 $ 1.57 $ 1.69 $ 1.89 $ 2.06 $ 2.14 8.2% % Growth 5.9% 9.0% 7.6% 11.6% 9.0% 3.9 % Dividend / Share $ 1.12 $ 1.18 $ 1.26 $ 1.34 $ 1.52 $ 1.65 $ 1.72 7.8% % Growth 5.4% 6.8% 6.3% 13.4% 8.6% 4.2 % FFO Payout Ratio 82.4% 81.9% 80.3% 79.3% 80.4% 80.1% 80.4 % Source: Blue Jay Standalone Management Projections Management Projections 25

Blue Jay Management Projections Proportionate | ($ in millions) Terminal Cash Per Blue Jay Management Flows Select Cash Flow Statement Items 2017A 2018E 2019E 2020E 2021E 2022E (2022 Adj.) Company FFO $ 1,017 $ 1,121 $ 1,226 $ 1,411 $ 1,589 $ 1,702 $ 1,702 Other Operating Cash Flow (1,222) (730) (626) (319) (95) 159 (192) Cash Flow from Operations $(205) $ 391 $ 600 $ 1,091 $ 1,493 $ 1,861 $ 1,510 Cash Flow from Investing Activities $(935) $(152) $ 481 $(1,030) $ 310 $(44) $(364) Cash Flow Financing—Debt 2,343 169 803 1,138 (355) (516) (26) Cash Flow Financing—Capital Securities/Pref (172) 10 (735) 5 (35) (72) —Cash Flow Financing—Equity (136) — — — — — —Contribution from NCI 2,028 40 (0) (0) (0) —Cash Flow from Financing Activities $ 2,035 $ 2,208 $ 109 $ 1,142 $(390) $(588) $(26) Distributions to Investors (832) (900) (971) (1,137) (1,273) (1,367) Net Cash Flow After Distributions $ 63 $ 1,546 $ 218 $ 66 $ 140 $(138) Source: Blue Jay Standalone Management Projections Management Projections 26

Blue Jay Management Projections Proportionate | ($ in millions) Per Blue Jay Management Balance Sheet 2017A 2018E 2019E 2020E 2021E 2022E Total Debt $ 33,120 $ 31,492 $ 32,504 $ 34,017 $ 35,268 $ 36,681 Capital Securities incl. Goldfinch Preferred Equity 3,169 2,691 1,383 833 251 179 Perpetual Preferred Securities 2,347 2,189 2,189 2,189 2,189 2,189 Total Debt + Preferreds $ 38,636 $ 36,373 $ 36,075 $ 37,039 $ 37,708 $ 39,049 Less: Cash 1,290 808 985 1,051 1,192 1,054 Net Debt + Preferreds $ 37,346 $ 35,565 $ 35,090 $ 35,988 $ 36,517 $ 37,994 Net Debt + Preferreds / EBITDA 15.6 x 13.4 x 12.5 x 12.1 x 11.2 x 10.6 x Total Debt + Capital Securities / EBITDA 15.1 12.9 12.1 11.7 10.9 10.3 Net Non-Operating Real Estate Assets $ 1,964 $ 4,796 $ 3,143 $ 2,195 $ 1,631 $ 709 NCI—Other (excl. Goldfinch Preferreds) 197 2,598 2,814 3,015 3,216 3,192 Average Units Outstanding 704.7 714.1 724.8 748.1 771.5 794.8 Ending Units Outstanding 703.6 724.8 748.1 771.5 794.8 794.8 Source: Blue Jay Standalone Management Projections Management Projections 27

Comparison of Management Projections to Consensus Estimates ($ in millions, except per share data) Management Projections 17A—‘19E Select Research 17A—‘19E Variance 2018E 2019E CAGR 2018E 2019E CAGR 2018E 2019E Total NOI (at share) $ 3,015 $ 3,202 7.2% $ 3,014 $ 3,120 6.5% $ 1 $ 82 % Growth 8.1% 6.2% 3.5% 0.0% 2.6% # of Analysts 1 1 EBITDA (at share) $ 2,656 $ 2,803 8.2% $ 2,483 $ 2,645 7.0% $ 173 $ 158 % Growth 10.9% 5.5% 6.5% 7.0% 6.0% # of Analysts 1 1 FFO/Share $ 1.57 $ 1.69 8.0% $ 1.51 $ 1.58 4.7% $ 0.06 $ 0.11 % Growth 9.0% 7.6% 4.5% 5.0% 4.3% 7.0% # of Analysts 4 4 Dividend/Share $ 1.26 $ 1.34 6.6% $ 1.24 $ 1.30 5.0% $ 0.02 $ 0.04 % Growth 6.8% 6.3% 5.1% 4.8% 1.6% 3.1 % FFO Payout Ratio 80.3% 79.3% 82.4% 82.3% (214)bps (298)bps # of Analysts 3 3 Source: Blue Jay Standalone Management Projections, Broker research and IBES estimates; market data as of 23-Mar-2018 Management Projections 28

Goldfinch Management Projections vs. Blue Jay Management Projections (Core Retail) ($ in millions, except per share data) Per Goldfinch / Blue Jay Management CAGR Select Income Statement Items 2018E 2019E 2020E 2021E 2022E ‘17A—‘22E Company FFO Per Goldfinch $ 1,461 $ 1,480 $ 1,575 $ 1,713 $ 1,789 3.6 % Per Blue Jay? 1,526 1,584 1,685 1,832 1,924 4.8% ? FFO—$ $ 65 $ 104 $ 110 $ 119 $ 135 ? FFO—% 4.4% 7.0% 7.0% 7.0% 7.6 % Source: Goldfinch Management Projections, Blue Jay Standalone Management Projections ? Blue Jay (at share) projections for Core Retail segment grossed up to 100% based on 34.37% ownership in Goldfinch assumed by Blue Jay for the projections period. Management Projections 29

C. Blue Jay Pro Forma

Goldman Sachs

Key Assumptions Underlying Blue Jay Pro Forma Management Projections

INVESTMENT BANKING DIVISION

Basis of Preparation	■ Financial information prepared on an IFRS accounting basis ■ Assumed transaction close of 30-Jun-2018 for illustrative purposes
Transaction Uses	■ Aggregate consideration to Goldfinch shareholders (excl. Blue Jay) of: — $9.25bn cash — 254mm units ■ Blue Jay assumes all of Goldfinch's outstanding debt, preferred equity and cash with the following exceptions: — Goldfinch's revolver balance is repaid — $123mm Columbiana mortgage is repaid at 20% release premium — Note: Consents required on ~$1.5bn of Goldfinch debt; projections assume these consents are obtained ■ ~$366mm transaction costs — $330mm paid by Barbet; remainder by Blue Jay
Transaction Financing Plan	■ ~$6.0bn of new permanent debt issued at Barbet, including Term Loan A, Term Loan B and new property-level mortgage debt ■ ~$4.0bn equity proceeds from sales of JV interests in Goldfinch assets to be completed concurrent with close ■ ~$342mm of revolver draw / cash balance reduction ■ Blue Jay transaction costs (~$36mm) funded via Blue Jay revolver draw
Subsequent Financing Activity	■ Term loans issued in conjunction with the transaction are paid down over the forecast period (~$4.6bn through YE 2022) via: — $2.2bn equity proceeds from asset sales to be completed between transaction close and YE 2019 — Additional property-level debt issued over the forecast period
FFO Adjustments	■ ~$650-700mm of lost NOI p.a. (run-rate) following completion of sale of JV interests ■ Incremental income from: — Additional management fees related to new joint ventures (~$50mm p.a. run-rate) — Additional capital investment and additional densification projects (~$55mm p.a. run-rate) ■ ~$25-30mm of annual G&A savings related to public company and other corporate costs to be provided under the Blackbird MSA going forward ■ ~$65-70mm p.a. of incremental MSA fees payable as a result of the transaction's impact on Blue Jay's capitalization — MSA fees are waived for the first 12 months ■ Remainder of adjustment is incremental interest expense, based on transaction financing and subsequent financing activity as described above
Dividend	■ Pro forma dividend per share maintained at standalone levels

Source: Blue Jay Pro Forma Management Projections

Management Projections 31

INVESTMENT BANKING DIVISION

Transaction Sources & Uses

Sources

	mm shares	$mm
Equity issued to Goldfinch S/hrs	253.8	$ 4,857
Total Equity Sources		**$ 4,857**
Term Loan A		$ 3,500
Term Loan B[1]		2,000
Equity proceeds from asset sales[1]		4,028
New property level debt[1]		519
Revolver draw		214
Goldfinch Cash		128
Total Cash Sources - Barbet		**$ 10,389**
Blue Jay Revolver Draw		36
Total Cash Sources - Blue Jay		**$ 36**
Total Cash Sources		**$ 10,425**
Total Sources		**$ 15,281**

Uses

	$mm
Purchase of Goldfinch equity	$ 14,107
Paydown of Goldfinch revolver	441
Prepayment of Columbiana mortgage	148
Payment of 2Q Goldfinch dividend	220
Goldfinch transaction costs	60
Blue Jay Transaction costs incurred within Barbet	270
Blue Jay Transaction costs incurred within Blue Jay	36
Total Uses	**$ 15,281**

Source: Blue Jay Pro Forma Management Projections, company filings, transaction documents, Bloomberg; market data as of 23-Mar-2018
Note: Numbers may not sum due to rounding impacts.
[1] Covered by $6.9bn bridge facility (excl. portion of bridge covering Goldfinch debt subject to consents).

Management Projections 32

Goldman Sachs
INVESTMENT BANKING DIVISION

Balance Sheet Bridge

Illustrative Roll-Forward as of 30-Jun-2018 | Proportionate

	Status Quo Entities		Transaction Sources and Uses						At Close
Blue Jay Consolidated	Blue Jay Ex. Goldfinch	Goldfinch Standalone At 100%	Asset / Equity Markup[1]	Debt Financing	Asset Sales	Transaction Expenses	2Q Dividend Payment	Merger Consideration	Pro Forma Blue Jay
Assets									
Net Property and Equipment	$ 48,353	$ 26,745	$ 14,440	-	$(7,560)	-	-	-	$ 81,978
Cash	1,165	428	-	5,644	4,028	(330)	(220)	(9,250)	1,465
Other Assets	2,965	2,239	-	-	-	-	-	-	5,204
Total Assets	**$ 52,483**	**$ 29,412**	**$ 14,440**	**$ 5,644**	**$(3,532)**	**$(330)**	**$(220)**	**$(9,250)**	**$ 88,648**
Liabilities + Shareholders' Equity									
Total Debt	$ 25,495	$ 18,869	-	$ 5,644	$(3,532)	$ 36	-	-	$ 46,513
Capital Securities	2,577	-	-	-	-	-	-	-	2,577
Other Liabilities	5,106	1,309	-	-	-	-	(220)	-	6,195
Total Liabilities	**$ 33,179**	**$ 20,178**	**-**	**$ 5,644**	**$(3,532)**	**$ 36**	**$(220)**	**-**	**$ 55,285**
Redeemable NCI[2]	2,587	248	(196)	-	-	-	-	-	2,640
Preferred Equity	2,106	242	8	-	-	-	-	-	2,356
Common Equity	14,611	8,743	14,628	-	-	(366)	-	(9,250)	28,367
Total Liabilities + Equity	**$ 52,483**	**$ 29,412**	**$ 14,440**	**$ 5,644**	**$(3,532)**	**$(330)**	**$(220)**	**$(9,250)**	**$ 88,648**

Source: Blue Jay Pro Forma Management Projections
[1] Represents asset markup based on estimated Goldfinch fair value per share of $23.50.
[2] Includes Goldfinch preferred OP units.

Management Projections
33

FFO Bridge ($ in millions, except per share data) 2H2018 2019 2020 2021 2022 Standalone Blue Jay FFO $ 612 $ 1,226 $ 1,411 $ 1,589 $ 1,702 Plus: Unowned Portion of Goldfinch Standalone Plan? 526 1,040 1,106 1,202 1,263 Less: NOI from Asset Sales (221) (490) (643) (677) (695) Plus: Additional Management Fees From New JVs 14 36 47 49 52 Plus: Revenue Synergies? 12 24 55 56 54 Plus: G&A Savings 13 25 27 29 31 Less: Incremental MSA Payment —(31) (64) (67) (70) Less: Net Incremental Interest Expense (60) (112) (20) (45) (63) Pro Forma Blue Jay Pro Forma FFO $ 896 $ 1,717 $ 1,919 $ 2,136 $ 2,274 Source: Blue Jay Pro Forma Management Projections Note: Number may not sum due to rounding impacts. ? Based on Blue Jay?s status quo 34% ownership. ? Sources include incremental NOI from incremental capex and additional income from higher densification activity under Blue Jay ownership. Management Projections 34

Pro Forma Blue Jay Management Projections Proportionate | ($ in millions, except per share data) Per Blue Jay Management CAGR Select Income Statement Items 2H 2018E 2019E 2020E 2021E 2022E 19E—‘22E Net Operating Income (NOI) Core Office $ 680 $ 1,374 $ 1,476 $ 1,682 $ 1,798 9.4 % Core Retail 980 1,906 1,890 1,993 2,053 2.5 % Opportunistic 436 998 993 1,100 1,232 7.3 % Total NOI $ 2,092 $ 4,278 $ 4,360 $ 4,775 $ 5,083 5.9% % Growth 1.9% 9.5% 6.5 % Blue Jay Standalone MSA Payment $ 75 $ 160 $ 185 $ 215 $ 235 13.7 % Incremental MSA Payment —31 64 67 70 31.2 % Total MSA Payments $ 75 $ 191 $ 249 $ 282 $ 305 16.9 % Blue Jay (ex. Goldfinch) G&A Expense 144 303 307 315 360 5.9 % Goldfinch G&A Expense 109 227 227 231 235 1.2 % Less: G&A Synergies (13) (25) (27) (29) (31) 7.4 % Pro Forma G&A Expense $ 241 $ 505 $ 506 $ 517 $ 564 3.8 % Total MSA & G&A Expense $ 316 $ 696 $ 755 $ 799 $ 869 7.7 % EBITDA $ 1,909 $ 3,788 $ 3,888 $ 4,248 $ 4,486 5.8 % Pro Forma—Company FFO / Share $ 0.92 $ 1.75 $ 1.92 $ 2.08 $ 2.17 7.4% % Growth 9.7% 8.3% 4.3 % Blue Jay Standalone—Company FFO / Share $ 0.84 $ 1.69 $ 1.89 $ 2.06 $ 2.14 8.2% % FFO Accretion / (Dilution) 8.1% 4.4% 0.9% 0.7% 1.1 % Dividend / Share $ 1.34 $ 1.52 $ 1.65 $ 1.72 8.7% % Growth 6.3% 13.4% 8.6% 4.2 % FFO Payout Ratio 76.6% 79.2% 79.3% 79.3 % Source: Blue Jay Pro Forma Management Projections Note: Totals may not sum to the line items above due to rounding. Management Projections 35

Pro Forma Blue Jay Management Projections Proportionate | ($ in millions) Per Blue Jay Management Balance Sheet 30-Jun-18 2018E 2019E 2020E 2021E 2022E Total Debt $ 46,513 $ 46,458 $ 44,309 $ 46,055 $ 47,294 $ 48,756 Capital Securities 2,577 2,587 1,279 729 147 75 Perpetual Preferred Securities 2,356 2,356 2,356 2,356 2,356 2,356 Total Debt + Preferreds $ 51,446 $ 51,401 $ 47,944 $ 49,140 $ 49,797 $ 51,187 Less: Cash 1,465 1,170 1,350 1,524 1,794 2,028 Net Debt + Preferreds $ 49,981 $ 50,231 $ 46,594 $ 47,616 $ 48,003 $ 49,159 Net Debt + Preferreds / EBITDA 12.3 x 12.2 x 11.3 x 11.0 x Total Debt + Capital Securities / EBITDA 12.0 12.0 11.2 10.9 Average Units Outstanding 967.9 978.5 1,001.9 1,025.2 1,048.6 Ending Units Outstanding 978.5 1,001.9 1,025.2 1,048.6 1,048.6 Source: Blue Jay Pro Forma Management Projections Management Projections 36

Barbet Management Projections Proportionate | ($ in millions, except per share data) Per Blue Jay Management CAGR 2H 2018E 2019E 2020E 2021E 2022E 19E—‘22E Total NOI $ 980 $ 1,906 $ 1,890 $ 1,993 $ 2,053 2.5% % Growth (0.8)% 5.4% 3.0 % Goldfinch G&A Expense $ 109 $ 227 $ 227 $ 231 $ 235 1.2 % Incremental MSA Fee —31 64 67 70 31.2 % Less: G&A Synergies (13) (25) (27) (29) (31) 7.4 % Total G&A & MSA Expense $ 96 $ 233 $ 264 $ 269 $ 274 5.6 % EBITDA $ 979 $ 1,888 $ 1,866 $ 1,978 $ 2,053 2.8 % FFO $ 559 $ 1,036 $ 1,088 $ 1,177 $ 1,233 6.0% % Growth 5.0% 8.2% 4.8 % Maintenance Capex $(152) $(326) $(236) $(172) $(152) AFFO $ 407 $ 710 $ 852 $ 1,005 $ 1,081 15.0% % Growth 20.0% 18.0% 7.6 % Dividends to Class A Shareholders $ 160 $ 340 $ 386 $ 419 $ 436 8.6 % Dividends to Blue Jay 287 489 485 523 550 4.0 % Total Dividends $ 447 $ 829 $ 871 $ 942 $ 986 6.0% % Growth 5.1% 8.2% 4.7 % FFO Payout Ratio 80.0% 80.0% 80.1% 80.0% 80.0 % AFFO Payout Ratio 109.8% 116.8% 102.2% 93.7% 91.2 % Per Share Data: FFO / Share $ 0.97 $ 1.79 $ 1.88 $ 2.04 $ 2.14 6.0 % Dividends / Share to Class A Shareholders $ 0.63 $ 1.34 $ 1.52 $ 1.65 $ 1.72 8.6 % Dividends / Share to Blue Jay $ 0.89 $ 1.51 $ 1.50 $ 1.62 $ 1.70 4.0 % Capitalization Data: Total Debt $ 21,153 $ 18,139 $ 18,301 $ 18,201 $ 18,157 Preferred Shares 303 303 303 303 303 Less: Cash (250) (250) (250) (250) (250) Net Debt + Preferred $ 21,206 $ 18,192 $ 18,354 $ 18,254 $ 18,210 Net Debt + Preferred / EBITDA 10.8 x 9.6 x 9.8 x 9.2 x 8.9 x Class A Shares Outstanding? (mm) 253.6 253.6 253.6 253.6 253.6 Blue Jay Shares Outstanding (mm) 323.6 323.6 323.6 323.6 323.6 Total Shares Outstanding (mm) 577.3 577.3 577.3 577.3 577.3 Source: Blue Jay Pro Forma Management Projections ? 0.1mm common unit equivalents used in the transaction are related to options at the Blue Jay level. Management Projections 37

V. Financial Analyses of Proposed Sale of Goldfinch to Blue Jay

A. Financial Analyses: Goldfinch Standalone

Goldman Sachs

INVESTMENT BANKING DIVISION

Summary of Illustrative Financial Analyses: Goldfinch Standalone

Stock Price (Pre-Rumor): $ 19.01
6.2% Implied 2018E Cap Rate¹
12.6x 2018E FFO Multiple

Blended Offer Price: $ 21.79
5.7% Implied 2018E Cap Rate¹
14.5x 2018E FFO Multiple

	#	Methodology	Low	High	Implied 2018E Cap Rate¹	Commentary
Financial Analyses	1	Present Value of Future Stock Price (Implied 1YF Exit Cap Rate)	$ 15.77	$ 24.21	5.4% - 6.7%	■ Illustrative Implied Exit Cap Rate Range: 5.75% – 6.75% ■ Illustrative Cost of Equity: 8.1% ■ Exit Year: Range of YE2017 – YE2021
Financial Analyses	2	Present Value of Future Stock Price (P / 1YF FFO)	$ 14.93	$ 23.47	5.5% - 6.9%	■ Illustrative P / NTM FFO range: 10.0x – 15.0x ■ Illustrative Cost of Equity: 8.1% ■ Exit Year: Range of YE2017 – YE2021
Financial Analyses	3	Levered Discounted Cash Flow Analysis	$ 19.42	$ 27.20	5.0% - 6.1%	■ Illustrative Cost of Equity range: 7.5% – 8.5% ■ Illustrative FCF Terminal Growth Rate range: 1.5% – 2.5%
Financial Analyses	4	Precedent REIT Transactions: Premia to Undisturbed 1-Day Prior Price	$ 20.62	$ 22.71	5.6% - 5.9%	■ Public REIT transactions over past 5 years ■ 25th Percentile Premium to Undisturbed Price: 8.5% ■ 75th Percentile Premium to Undisturbed Price: 19.5% ■ Applied to pre-rumor price of $19.01
Reference Information	5	52-Week High / Low	$ 18.83	$ 27.10	5.1% - 6.2%	■ Based on 52-week period through pre-rumor date (6-Nov-2017) ■ High: $27.10 (15-Nov-2016) ■ Low: $18.83 (3-Nov-2017)
Reference Information	6	Analyst Price Target	$ 18.00	$ 27.50 ● $ 34.50	5.0% - 6.3%	■ High: Boenning & Scattergood (9-Feb-2018) — High excluding Boenning & Scattergood (BTIG, 14-Mar-2018): $27.50 ■ Low: Goldman Sachs (23-Feb-2018) ■ Median: $24.00 (of 17 data points)
Reference Information	7	Analyst NAV Per Share	$ 23.55	$ 34.79	4.3% - 5.5%	■ High: Boenning & Scattergood (9-Feb-2018) ■ Low: RBC Capital Markets (12-Feb-2018) ■ Median: $27.11 (of 15 data points)

	$ 10.00	$ 20.00	$ 30.00	$ 40.00
Implied 2018E Cap Rate¹	*8.1%*	*6.0%*	*4.8%*	*3.9%*

Source: Goldfinch Management Projections, SNL Financial, Green Street Advisors, IBES, Bloomberg, Broker Research; market data as of 23-Mar-2018
¹ Implied cap rate based on 2018E Adjusted Real Estate NOI per Goldfinch Management Projections.

Financial Analyses of Proposed Sale of Goldfinch to Blue Jay

40

1 Green Street Implied Cap Rates Over Time Goldfinch vs. Peers | Last Five Years 7.0%Current Current Pre-Rumor Nominal Implied Implied Average Implied Cap RateCap Rate Cap Rate Cap Rate 3M 1Y 3Y 5Y Goldfinch 5.43% 6.03% 6.51% 5.91% 6.01% 5.56% 5.53%6.5% MAC 5.04 5.79 6.02 5.67 5.74 5.20 5.25 SPG 5.16 6.36 6.24 6.15 6.06 5.42 5.33TCO 4.38 5.48 6.12 5.31 5.52 5.19 5.26 6.36%6.03%6.0%5.79%5.48%5.5%5.0%4.5%Goldfinch MAC SPG TCO4.0%Mar-2013 Mar-2014 Mar-2015 Mar-2016 Mar-2017 Mar-2018Average 2013 2014 2015 2016 2017 YTD Goldfinch 5.60% 5.49% 5.19% 5.31% 5.97% 5.92% MAC 5.50 5.37 4.73 4.93 5.68 5.70 SPG 5.26 5.23 4.98 5.05 5.90 6.18 TCO 5.43 5.37 5.03 4.99 5.46 5.33Source: Green Street Advisors; market data as of 23-Mar-2018, pre-rumor market data as of 6-Nov-2017 ¹ 2013 average based on data starting from 22-Feb-2013. Financial Analyses of Proposed Sale of Goldfinch to Blue Jay 41

Goldman Sachs INVESTMENT BANKING DIVISION

1 Illustrative Present Value of Future Stock Price: Goldfinch Standalone

Based on Cap Rate on 1-Year Forward NOI

1-Yr Green Street Advisors Implied Cap Rate Range (Pre-Rumor): 5.6% - 6.5%

Undiscounted Future Share Price (Excl. Dividends) | **Present Value of Future Share Price and Dividends**


Discounted to 31-Dec-2017
$ 19.01
$ 21.79
$ 21.76
$ 22.73
$ 24.26
$ 26.71
$ 28.46
$ 17.04
$ 17.88
$ 19.20
$ 21.39
$ 23.01
$ 15.77
$ 16.57
$ 17.83
$ 19.96
$ 21.54
Pre-Rumor
Blended Offer Price
YE 2017
2018E
2019E
2020E
2021E
$ 19.01
$ 21.79
$ 21.76
$ 21.88
$ 22.46
$ 23.69
$ 24.21
$ 17.04
$ 17.39
$ 18.12
$ 19.47
$ 20.21
$ 15.77
$ 16.18
$ 16.96
$ 18.33
$ 19.13
Pre-Rumor
Blended Offer Price
YE 2017
2018E
2019E
2020E
2021E
6.75% Implied Cap Rate
6.51% Implied Cap Rate (Goldfinch Pre-Rumor)²
5.75% Implied Cap Rate

Assumptions Per Goldfinch Management Projections

	YE 2017	2018E	2019E	2020E	2021E	CAGR
1-Year Forward Adjusted Real Estate NOI[1]	$ 2,250	$ 2,319	$ 2,426	$ 2,553	$ 2,622	3.9 %
Common Dividends Per Share		$ 0.89	$ 0.95	$ 1.02	$ 1.09	7.0 %
Cumulative Dividends Per Share		$ 0.89	$ 1.84	$ 2.86	$ 3.95	
Illustrative Cost of Equity	8.1 %					

Source: Goldfinch Management Projections, Company filings, Green Street Advisors, Axioma, Bloomberg, IBES; market data as of 23-Mar-2018, Goldfinch pre-rumor date of 6-Nov-2017
Note: Dividends are discounted to 31-Dec-2017 assuming four quarter end payments. Share prices are discounted to 31-Dec-2017 using year-end convention.
[1] Shown on one-year forward basis (i.e., YE 2017 figure is FY 2018E Adjusted Real Estate NOI). CAGR shown is based on 2018E and 2022E Adjusted Real Estate NOI.
[2] Pre-rumor implied cap rate per Green Street Advisors.

Financial Analyses of Proposed Sale of Goldfinch to Blue Jay 42

2 P / NTM FFO Multiples Over Time Goldfinch vs. Peers | Last Five Years 25.0 xPre-Rumor 3M Avg 1Y Avg 3Y Avg 5Y Avg Goldfinch 11.8 x 14.0 x 13.9 x 16.2 x 16.8 x MAC 13.2 15.2 14.7 17.3 17.6 SPG 12.8 13.2 13.5 16.2 16.8 TCO 11.9 15.9 15.0 18.1 18.8tip le20.0 xMul P/F FO hted We ig e Ti m- 15.0 x 14.7 x NTM 14.3 x 13.3 x 12.5 xGoldfinch MAC SPG TCO 10.0 xMar-2013 Mar-2014 Mar-2015 Mar-2016 Mar-2017 Mar-2018Average 2013 2014 2015 2016 2017 YTD Goldfinch 17.3 x 17.2 x 18.3 x 17.5 x 14.3 x 14.0 x MAC 17.5 17.8 20.3 18.3 14.9 15.1 SPG 17.8 17.5 18.3 17.7 14.0 13.2 TCO 19.9 19.6 21.4 18.9 15.5 15.8Source: Bloomberg; market data as of 23-Mar-2018, pre-rumor market data as of 6-Nov-2017. Financial Analyses of Proposed Sale of Goldfinch to Blue Jay 43

Goldman Sachs
INVESTMENT BANKING DIVISION

2 Illustrative Present Value of Future Stock Price: Goldfinch Standalone

Based on 1-Year Forward FFO per Share Multiple

1-Yr IBES Consensus P/NTM FFO Range (Pre-Rumor): 11.8x–16.7x

Undiscounted Future Share Price (Excl. Dividends)


$ 19.01
$ 21.79
$ 22.58
$ 22.83
$ 24.25
$ 26.33
$ 27.45
$ 17.78
$ 17.97
$ 19.09
$ 20.72
$ 21.61
$ 15.06
$ 15.22
$ 16.17
$ 17.55
$ 18.30
Pre-Rumor
Blended Offer Price
YE 2017
2018E
2019E
2020E
2021E

Present Value of Future Share Price and Dividends


Discounted to 31-Dec-2017
$ 19.01
$ 21.79
$ 22.58
$ 21.98
$ 22.45
$ 23.38
$ 23.47
$ 17.78
$ 17.48
$ 18.03
$ 18.94
$ 19.19
$ 15.06
$ 14.93
$ 15.53
$ 16.43
$ 16.76
Pre-Rumor
Blended Offer Price
YE 2017
2018E
2019E
2020E
2021E

10.0x Forward P / FFO — 11.8x Forward P / FFO (Goldfinch Pre-Rumor)[2] — 15.0x Forward P / FFO

Assumptions Per Goldfinch Management Projections

	YE 2017	2018E	2019E	2020E	2021E	CAGR
1-Year Forward FFO Per Share[1]	$ 1.51	$ 1.52	$ 1.62	$ 1.76	$ 1.83	5.0 %
Common Dividends Per Share		$ 0.89	$ 0.95	$ 1.02	$ 1.09	7.0 %
Cumulative Dividends Per Share		$ 0.89	$ 1.84	$ 2.86	$ 3.95	
Illustrative Cost of Equity	8.1 %					

Source: Goldfinch Management Projections, Axioma, Bloomberg, IBES; market data as of 23-Mar-2018, Goldfinch pre-rumor date of 6-Nov-2017
Note: Dividends are discounted to 31-Dec-2017 assuming four quarter end payments. Share prices are discounted to 31-Dec-2017 using year-end convention.
[1] Shown on one-year forward basis (i.e., YE 2017 figure is FY 2018E FFO). CAGR shown is based on 2018E and 2022E FFO.
[2] Pre-rumor Forward FFO multiple per IBES consensus.

Financial Analyses of Proposed Sale of Goldfinch to Blue Jay
44

3 Illustrative Discounted Levered Free Cash Flow Analysis: Goldfinch Standalone ($ in millions) 2017E 2018E 2019E 2020E 2021E 2022E TerminalEBITDA $ 2,221 $ 2,283 $ 2,389 $ 2,520 $ 2,590 $ 2,590Less: Interest Expense (801) (806) (820) (812) (801) (801) Plus: Net Other Income 42 3 5 5 (0) (0)FFO $ 1,461 $ 1,480 $ 1,575 $ 1,713 $ 1,789 $ 1,789Less: Maintenance Capex (356) (335) (257) (179) (180) (180)AFFO $ 1,105 $ 1,144 $ 1,318 $ 1,534 $ 1,609 $ 1,609Less: Development Capex (753) (572) (151) (40) — -Less: Mandatory Debt Amortization (197) (220) (253) (264) (275) -Less: Other Cash Flow Items 110 157 (15) 79 (16) -Levered Free Cash Flow $ 265 $ 510 $ 899 $ 1,308 $ 1,317 $ 1,609Terminal Valueą $ 27,055Source: Company filings, Goldfinch Management Projections, Axioma, Bloomberg, Green Street Advisors ¹ Based on 8.1% illustrative cost of equity and 2.0% illustrative terminal growth rate. Financial Analyses of Proposed Sale of Goldfinch to Blue Jay 45

3 Illustrative Discounted Levered Free Cash Flow Analysis: Goldfinch Standalone Implied Current Share Price % of Equity Value from Terminal ValueTerminal Growth Rate Terminal Growth Rate# #### 1.50% 1.75% 2.00% 2.25% 2.50% $ 0.84 1.50% 1.75% 2.00% 2.25% 2.50% 7.50% $ 23.06 $ 23.96 $ 24.94 $ 26.02 $ 27.20 7.50% 84.7% 85.3% 85.8% 86.4% 87.0 % ity ity qu 7.75% 22.04 22.86 23.75 24.72 25.79 qu 7.75% 84.1% 84.7% 85.2% 85.8% 86.4 %E E8.06% 20.87 21.60 22.39 23.25 24.19 8.06% 83.3% 83.9% 84.5% 85.0% 85.6 % ofof Cost 8.25% 20.23 20.91 21.66 22.46 23.34 Cost 8.25% 82.9% 83.5% 84.0% 84.6% 85.2% 8.50% 19.42 20.05 20.73 21.47 22.27 8.50% 82.3% 82.9% 83.4% 84.0% 84.6 %Implied Terminal Multiple (P / NTM FFO) Implied Terminal Cap RateTerminal Growth Rate Terminal Growth Rate# #### 1.50% 1.75% 2.00% 2.25% 2.50% 6.1% 1.50% 1.75% 2.00% 2.25% 2.50% 7.50% 14.6 x 15.3 x 16.0 x 16.8 x 17.7 x 7.50% 6.0% 5.9% 5.7% 5.5% 5.3 % y it it y qu 7.75% 14.0 14.7 15.3 16.1 16.9 qu 7.75% 6.2% 6.0% 5.9% 5.7% 5.5 %EE f o 8.06% 13.4 13.9 14.5 15.2 15.9 o f 8.06% 6.4% 6.2% 6.1% 5.9% 5.7 % st st 8.25% 13.0 13.5 14.1 14.7 15.4 8.25% 6.5% 6.3% 6.2% 6.0% 5.8 % Co 8.50% 12.5 13.0 13.6 14.1 14.8 Co 8.50% 6.6% 6.5% 6.3% 6.2% 6.0 %Source: Company filings, Goldfinch Management Projections, Axioma, Bloomberg, Green Street Advisors Note: Discounted to YE 2017. Financial Analyses of Proposed Sale of Goldfinch to Blue Jay 46

Goldman Sachs

INVESTMENT BANKING DIVISION

4 Precedent US REIT Transaction Premia

Deals >$1bn in Value | Last 5 Years

Date Announced	Acquiror Name	Target Name	Transaction Value ($bn)[1]	Premium to Undisturbed 1-Day Prior	Consideration
8/10/2017	Invitation Homes	Starwood Waypoint Homes	$ 8.6	0.8 %	Stock
7/4/2017	Greystar Real Estate Partners	Monogram Residential Trust, Inc.	4.0	22.4 %	Cash
6/30/2017	Canada Pension Plan Investment Board	Parkway, Inc.	1.3	13.1 %	Cash
6/28/2017	Government Properties Income Trust	First Potomac Realty Trust	1.5	5.1 %	Cash
6/9/2017	Digital Realty Trust, Inc.	DuPont Fabros Technology, Inc.	7.2	14.9 %	Stock
5/7/2017	Sabra Health Care REIT, Inc.	Care Capital Properties, Inc.	4.1	11.8 %	Stock
4/24/2017	RLJ Lodging Trust	FelCor Lodging Trust Incorporated	2.9	16.7 %	Stock
2/27/2017	Tricon Capital Group	Silver Bay Realty Trust Corp.	1.5	19.4 %	Cash
11/14/2016	Regency Centers Corp	Equity One, Inc.	5.8	15.3 %	Stock
8/15/2016	Mid-America Apartment Cmnty	Post Properties, Inc.	4.9	16.6 %	Stock
4/29/2016	Cousins Properties Inc	Parkway Properties, Inc.	4.0	13.0 %	Stock
2/25/2016	Brookfield Asset Mgmt Inc	Rouse Properties, Inc.	2.6	35.3 %	Cash
12/15/2015	DRA Advisors LLC	IRC Retail Centers	2.1	6.6 %	Cash
12/3/2015	American Homes 4 Rent	American Residential Properties, Inc.	1.4	8.7 %	Stock
10/16/2015	Harrison Street Re Capital LLC	Campus Crest Communities, Inc.	1.7	24.4 %	Cash
10/8/2015	Blackstone RE Partners VIII LP	BioMed Realty Trust, Inc.	8.1	23.8 %	Cash
9/8/2015	Blackstone RE Partners VIII LP	Strategic Hotels & Resorts, Inc.	5.9	4.8 %	Cash
6/22/2015	Lone Star Funds	Home Properties, Inc.	7.9	3.4 %	Cash
4/22/2015	Brookfield Asset Mgmt Inc	Associated Estates Realty Corporation	2.5	17.4 %	Cash
4/10/2015	Blackstone Ppty Partners LP	Excel Trust, Inc.	2.8	14.5 %	Cash
10/31/2014	Omega Healthcare Investors Inc	Aviv REIT, Inc.	2.8	16.2 %	Stock
9/16/2014	Washington Prime Group Inc	Glimcher Realty Trust	4.3	34.1 %	Cash / Stock
6/2/2014	Ventas Inc	American Realty Capital Healthcare Trust, Inc.	2.4	13.9 %	Cash / Stock
12/9/2013	Essex Property Trust Inc	BRE Properties, Inc.	6.2	(2.1)%	Cash / Stock
10/23/2013	American Rlty Capital Ppty Inc	Cole Real Estate Investments, Inc.	10.9	7.8 %	Cash / Stock
6/3/2013	Mid-America Apartment Communities, Inc.	Colonial Properties Trust	4.2	10.7 %	Stock
5/28/2013	American Rlty Capital Ppty Inc	CapLease, Inc.	2.1	19.7 %	Cash
4/25/2013	Brookfield Office Pptys Inc	MPG Office Trust, Inc.	2.1	21.2 %	Cash
Low			**$ 1.3**	**(2.1)%**	
Mean			**$ 4.1**	**14.6 %**	
Median			**$ 3.5**	**14.7 %**	
High			**$ 10.9**	**35.3 %**	
25th Percentile			**$ 2.1**	**8.5 %**	
75th Percentile			**$ 5.8**	**19.5 %**	

Source: Company filings, SNL, Thomson Reuters, CapIQ
Note: Excludes Mortgage REIT transactions.
[1] Total Transaction Size per CapIQ.

Financial Analyses of Proposed Sale of Goldfinch to Blue Jay

47

Goldman Sachs

6/7 Goldfinch Research Analyst Views

INVESTMENT BANKING DIVISION

Broker	Estimate Date	Rating	Price Target	NAV per Share	Primary Valuation Methodology
Bank of America[1]	7-Feb-18	Buy	$ 25.00	$ 25.00	NAV
Barclays	8-Feb-18	Hold	23.00	33.97	NAV, DCF, "sentiment/regression"
BMO Capital Markets	17-Nov-17	Hold	22.00	27.69	NAV, DCF
Boenning & Scattergood	9-Feb-18	Buy	34.50	34.79	NAV
BTIG	14-Mar-18	Buy	27.50	32.93	NAV; FFO multiple
Citibank	17-Nov-17	NA	27.50	29.90	NAV
Deutsche Bank	8-Feb-18	Hold	24.00	NA	NAV
Evercore	7-Feb-18	Hold	26.00	25.29	NAV, DCF
Goldman Sachs[1]	23-Feb-18	Sell	18.00	NA	AFFO multiple
Green Street Advisors[2]	14-Mar-18	Sell	NA	25.82	NAV
J.P. Morgan	12-Feb-18	Buy	25.50	NA	DCF
Mizuho Securities	19-Mar-18	Buy	24.00	26.00	NAV
RBC Capital Markets	12-Feb-18	Buy	24.00	23.55	NAV
Sandler O'Neill	26-Feb-18	Hold	22.00	26.00	FFO multiple, dividend yield, AFFO yield
Stifel	9-Mar-18	Buy	24.00	26.00	Cap rate
SunTrust	7-Feb-18	Buy	26.00	27.11	NAV
UBS	7-Feb-18	Hold	23.00	27.24	NAV
Wells Fargo	12-Feb-18	Hold	23.00	30.00	NAV
Low			**$ 18.00**	**$ 23.55**	
Mean			**$ 24.65**	**$ 28.09**	
Median			**$ 24.00**	**$ 27.11**	
High			**$ 34.50**	**$ 34.79**	

Source: Latest available broker research as of 23-Mar-2018
[1] Bank of America and Goldman Sachs recommendations / price targets from prior recent reports (having moved to unrated post transaction announcement).
[2] Not included in IBES / SNL consensus.

Financial Analyses of Proposed Sale of Goldfinch to Blue Jay

48

B. Financial Analyses: Blue Jay Standalone

INVESTMENT BANKING DIVISION

Summary of Illustrative Financial Analyses: Blue Jay Standalone

Stock Price (Current): $ 19.14 — 6.2% Implied 2018E Cap Rate[1]
Stock Price (Undisturbed): $ 23.68 — 5.8% Implied 2018E Cap Rate[1]

#	Category	Methodology	Low	High	Implied 2018E Cap Rate[1]	Commentary
1	Financial Analyses	Present Value of Future Stock Price (P / 1YF FFO)	$ 18.84	$ 29.81	5.3% - 6.2%	■ Illustrative P / NTM FFO range: 12.0x – 16.5x ■ Illustrative Cost of Equity: 9.0% ■ Exit Year: Range of YE2017 – YE2021
2	Financial Analyses	Levered Discounted Cash Flow Analysis	$ 17.61	$ 25.28	5.6% - 6.3%	■ Illustrative Cost of Equity range: 8.0% - 10.0% ■ Illustrative FCF Terminal Growth Rate range: 1.5% - 2.5%
3	Reference Information: Public Data Points	52-Week High / Low	$ 20.31	$ 24.96	5.6% - 6.1%	■ Based on 52-week period through undisturbed date (10-Nov-2017) ■ High: $24.96 (13-Oct-2017) ■ Low: $20.31 (14-Nov-2016)
4	Reference Information: Public Data Points	Analyst Price Target	$ 23.50	$ 26.00	5.6% - 5.8%	■ High: RBC Capital Markets (8-Feb-2018) ■ Low: Evercore (8-Feb-2018) ■ Median: $24.38 (of 4 data points)
5	Reference Information: Public Data Points	Analyst NAV Per Unit	$ 26.75	$ 30.50	5.2% - 5.5%	■ High: RBC Capital Markets (8-Feb-2018) ■ Low: Scotiabank (9-Feb-2018) ■ Median: $29.16 (of 4 data points)
6	Reference Information: Public Data Points	Blue Jay Published IFRS NAV Per Unit	$ 29.49	$ 30.62	5.2% - 5.3%	■ Based on last 2 years reported IFRS NAV for Blue Jay ■ High: $30.62 (30-Sep-2016) ■ Low: $29.49 (30-Jun-2016)


Stock Price (Current): $ 19.14
6.2% Implied 2018E Cap Rate¹
Stock Price (Undisturbed): $ 23.68
5.8% Implied 2018E Cap Rate¹
$ 18.84
$ 29.81
$ 17.61
$ 25.28
$ 20.31
$ 24.96
$ 23.50
$ 26.00
$ 26.75
$ 30.50
$ 29.49
$ 30.62
$ 10.00
$ 20.00
$ 30.00
$ 40.00
Implied 2018E Cap Rate ¹
7.3%
6.1%
5.2%
4.6%

Source: Blue Jay Standalone Management Projections, IBES, Bloomberg, Broker Research; market data as of 23-Mar-2018
[1] Implied cap rate based on 2018E NOI per Blue Jay Standalone Management Projections.

Financial Analyses of Proposed Sale of Goldfinch to Blue Jay
50

1 P / NTM FFO Multiples Over Time Blue Jay | Last Three Years 20.00Undisturbed 3M Avg 6M Avg 1Y Avg 3Y Avg Blue Jay 15.9 x 13.8 x 14.6 x 15.2 x 16.0 x RMZ 15.3 x 14.0 x 14.7 x 15.1 x 15.4 x19.00 18.00 17.00 16.00 15.0014.0013.3 x13.0012.4 x12.00Mar-15 Jun-15 Sep-15 Dec-15 Mar-16 Jun-16 Sep-16 Dec-16 Mar-17 Jun-17 Sep-17 Dec-17 Mar-18 Blue Jay RMZSource: Bloomberg, Datastream; market data as of 23-Mar-2018 Note: RMZ P / NTM FFO multiple calculated as the median of P / NTM FFO multiples for all companies in the RMZ. Financial Analyses of Proposed Sale of Goldfinch to Blue Jay 51

Goldman Sachs
INVESTMENT BANKING DIVISION

1 Illustrative Present Value of Future Stock Price: Blue Jay Standalone

Based on 1-Year Forward FFO per Share Multiple

Undiscounted Future Share Price (Excl. Dividends)


$ 23.68
$ 19.14
$ 25.90
$ 22.37
$ 18.84
$ 27.91
$ 24.10
$ 20.30
$ 31.11
$ 26.87
$ 22.63
$ 33.98
$ 29.35
$ 24.71
$ 35.34
$ 30.52
$ 25.70
Undisturbed
Current
YE 2017
2018E
2019E
2020E
2021E

Present Value of Future Share Price and Dividends


Discounted to 31-Dec-2017
$ 23.68
$ 19.14
$ 25.90
$ 22.37
$ 18.84
$ 26.80
$ 23.30
$ 19.81
$ 28.55
$ 24.98
$ 21.40
$ 29.81
$ 26.23
$ 22.65
$ 29.81
$ 26.40
$ 22.99
Undisturbed
Current
YE 2017
2018E
2019E
2020E
2021E

12.00x Forward P / FFO — 14.25x Forward P / FFO — 16.50x Forward P / FFO

Assumptions Per Blue Jay Standalone Management Projections

	YE 2017	2018E	2019E	2020E	2021E	CAGR
1-Year Forward FFO Per Share[1]	$ 1.57	$ 1.69	$ 1.89	$ 2.06	$ 2.14	8.1 %
Common Dividends Per Share		$ 1.26	$ 1.34	$ 1.52	$ 1.65	9.4 %
Cumulative Dividends Per Share		$ 1.26	$ 2.60	$ 4.12	$ 5.77	
Illustrative Cost of Equity	9.0 %					

Source: Blue Jay Standalone Management Projections, Axioma, Bloomberg, IBES; market data as of 23-Mar-2018, Blue Jay undisturbed date of 6-Nov-2017
Note: Dividends are discounted to 31-Dec-2017 assuming four quarter end payments. Share prices are discounted to 31-Dec-2017 using year-end convention.
[1] Shown on one-year forward basis (i.e., YE 2017 figure is FY 2018E FFO). CAGR shown is based on 2018E and 2022E FFO.

Financial Analyses of Proposed Sale of Goldfinch to Blue Jay
52

2 Illustrative Discounted Levered Free Cash Flow Analysis: Blue Jay Standalone ($ in millions) Terminal Cash Flows 2018E 2019E 2020E 2021E 2022E (2022 Adj.)FFO $ 1,121 $ 1,226 $ 1,411 $ 1,589 $ 1,702 $ 1,702Add: Interest expense related to Convertibe Capital Securities 117 117 80 41 — -Add: Interest Expense (Capital Security Redeemed for Stock) 17 — — — — -Add / Less: Other Operating Cash Flow (874) (807) (505) (291) (46) (192)Operating Cash Flow $ 381 $ 535 $ 985 $ 1,338 $ 1,656 $ 1,510Investing Cash Flow (152) 481 (1,030) 310 (44) (364) Cash Flow Financing—Debt 169 803 1,138 (355) (516) (26) Cash Flow Financing—Capital Securities/Pref 10 (735) 5 (35) (72) -Contribution from NCI 2,028 40 (0) (0) (0) -Levered Free Cash Flow $ 2,436 $ 1,125 $ 1,097 $ 1,258 $ 1,024 $ 1,120Terminal Value¹ $ 16,323Source: Company filings, Blue Jay Standalone Management Projections, Axioma, Bloomberg ¹ Based on 9.0% illustrative cost of equity and 2.0 % illustrative terminal growth rate. Financial Analyses of Proposed Sale of Goldfinch to Blue Jay 53

2 Illustrative Discounted Levered Free Cash Flow Analysis: Blue Jay Standalone Implied Current Share Price % of Equity Value from Terminal ValueTerminal Growth Rate Terminal Growth Rate $ 20.63 1.50% 1.75% 2.00% 2.25% 2.50% 64.5% 1.50% 1.75% 2.00% 2.25% 2.50% 8.00% $ 22.39 $ 23.03 $ 23.72 $ 24.46 $ 25.28 8.00% 66.7% 67.6% 68.6% 69.5% 70.5 % it y it y Equ 8.50% 20.94 21.48 22.05 22.68 23.36 Equ 8.50% 64.7% 65.6% 66.5% 67.4% 68.4 % f 9.00% 19.68 20.14 20.63 21.16 21.73 f 9.00% 62.8% 63.7% 64.5% 65.4% 66.3 % oo Cost 9.50% 18.58 18.98 19.40 19.85 20.33 Cost 9.50% 61.0% 61.8% 62.6% 63.5% 64.3% 10.00% 17.61 17.96 18.32 18.71 19.12 10.00% 59.2% 60.0% 60.7% 61.6% 62.4 %Implied Terminal Multiple (P / NTM FFO)¹ Implied Terminal Cap Rate²Terminal Growth Rate Terminal Growth Rate9.6 x 1.50% 1.75% 2.00% 2.25% 2.50% 7.5% 1.50% 1.75% 2.00% 2.25% 2.50% 8.00% 10.3 x 10.7 x 11.2 x 11.7 x 12.3 x 8.00% 7.3% 7.2% 7.1% 7.0% 6.9 % u ity u ity q 8.50% 9.5 9.9 10.3 10.8 11.2 q 8.50% 7.5% 7.4% 7.3% 7.2% 7.1 %EE9.00% 8.9 9.2 9.6 10.0 10.4 9.00% 7.6% 7.6% 7.5% 7.4% 7.3 % ofof Cost 9.50% 8.3 8.6 8.9 9.3 9.6 Cost 9.50% 7.8% 7.7% 7.6% 7.6% 7.5% 10.00% 7.9 8.1 8.4 8.7 9.0 10.00% 7.9% 7.8% 7.8% 7.7% 7.6 %Source: Company filings, Blue Jay Standalone Management Projections, Axioma, Bloomberg Note: Discounted to YE 2017. ¹ Calculated based on 2022E FFO. ² Implied terminal cap rate calculated based on extrapolated 2023E NOI. 2023E NOI extrapolated using 2018E – 2022E CAGR for core office, core retail and opportunistic segments based on management projections. Financial Analyses of Proposed Sale of Goldfinch to Blue Jay 54

Goldman Sachs

4-6 Reference Information: Blue Jay Public Data Points

INVESTMENT BANKING DIVISION

Blue Jay Research Analyst Views

Broker	Estimate Date	Rating	Price Target	NAV per Share	Primary Valuation Methodology
Canaccord	9-Feb-18	Hold	$ 24.00	$ 29.71	NAV
Evercore	8-Feb-18	Hold	23.50	28.60	FFO multiple, NAV, and DCF
Scotiabank[1]	9-Feb-18	Buy	24.75	26.75	NAV
RBC Capital Markets	8-Feb-18	Buy	26.00	30.50	NAV
Low			**$ 23.50**	**$ 26.75**	
Mean			**$ 24.56**	**$ 28.89**	
Median			**$ 24.38**	**$ 29.16**	
High			**$ 26.00**	**$ 30.50**	

Blue Jay IFRS NAV per Unit Over Time



$ 29.51
$ 29.49
$ 30.62
$ 30.29
$ 30.15
$ 30.24
$ 30.52
$ 30.56
1Q'16
2Q'16
3Q'16
4Q'16
1Q'17
2Q'17
3Q'17
4Q'17

Source: Company filings; latest available broker research as of 23-Mar-2018

Note: Blended cap rate calculated as a NOI-weighted average of the disclosed terminal cap rates for Core Office and Core Retail; opportunistic cap rate calculated as a NOI-weighted average of either terminal cap rates or capitalization rates for each sub-segment, based on valuation approach.

[1] Scotiabank NAV estimate rounded to the nearest $0.25.

Financial Analyses of Proposed Sale of Goldfinch to Blue Jay

55

C. Financial Analyses: Blue Jay Pro Forma

P / NTM FFO Multiples Over Time Last Two Years Pre-Rumor Averages Current (6-Nov-2017) 1M 3M 6M 1Y 2Y22.0 xBlue Jay (ex. Goldfinch) 11.7 x 18.8 x 12.9 x 13.6 x 15.2 x 16.1 x 15.6 x Blue Jay Standalone 12.4 x 15.6 x 13.2 x 13.8 x 14.6 x 15.2 x 15.5 x Goldfinch 13.3 x 11.7 x 13.5 x 14.0 x 13.8 x 13.9 x 15.5 x Pro Forma Blue Jay¹ 12.7 x 14.4 x 13.3 x 13.9 x 14.3 x 14.8 x 15.5 x20.0 xMultiple 18.0 x FFO d Weighte 16.0 x me -Ti NTM 14.0 x13.3 x 12.7 x 12.4 x12.0 x 11.7 x10.0 xMar-2016 Jun-2016 Sep-2016 Dec-2016 Mar-2017 Jun-2017 Sep-2017 Dec-2017 Mar-2018 Blue Jay (ex. Goldfinch) Blue Jay Standalone Goldfinch Pro Forma Blue Jay¹Source: Bloomberg, Company filings; market data as of 23-Mar-2018 Note: Blue Jay (ex. Goldfinch) assumes Blue Jay’s stake in Goldfinch trades at the same multiple as Goldfinch standalone. ¹ Pro forma Blue Jay NTM FFO weighted using projected 2H 2018 FFO figures in the pro forma entity. Financial Analyses of Proposed Sale of Goldfinch to Blue Jay 57

INVESTMENT BANKING DIVISION

Illustrative Present Value of Future Stock Price: Pro Forma Blue Jay

Based on 1-Year Forward FFO per Share Multiple

Undiscounted Future Share Price (Excl. Dividends)



$ 23.68
$ 19.14
$ 28.00
$ 22.27
$ 21.00
$ 30.72
$ 24.43
$ 23.04
$ 33.28
$ 26.47
$ 24.96
$ 34.72
$ 27.62
$ 26.04
Undisturbed
Current
2018E
2019E
2020E
2021E

Present Value of Future Share Price and Dividends



Discounted to 31-Dec-2017
$ 23.68
$ 19.14
$ 26.88
$ 21.63
$ 20.46
$ 28.22
$ 22.92
$ 21.75
$ 29.27
$ 24.01
$ 22.84
$ 29.37
$ 24.34
$ 23.23
Undisturbed
Current
2018E
2019E
2020E
2021E

12.0x Forward P / FFO — 12.7x Forward P / FFO — 16.0x Forward P / FFO

Assumptions Per Blue Jay Pro Forma Management Projections

	2018E	2019E	2020E	2021E	CAGR
1-Year Forward FFO Per Share[1]	$ 1.75	$ 1.92	$ 2.08	$ 2.17	7.4 %
Common Dividends Per Share	$ 1.26	$ 1.34	$ 1.52	$ 1.65	9.4 %
Cumulative Dividends Per Share	$ 1.26	$ 2.60	$ 4.12	$ 5.77	
Illustrative Cost of Equity 9.0 %					

Source: Blue Jay Pro Forma Management Projections, Blue Jay Standalone Management Projections, Axioma, Bloomberg, IBES; market data as of 23-Mar-2018, Blue Jay undisturbed date of 10-Nov-2017

Note: Dividends are discounted to 31-Dec-2017 assuming four quarter end payments. Share prices are discounted to 31-Dec-2017 using year-end convention.

[1] Shown on one-year forward basis (i.e., 2018E figure is FY 2019E FFO). CAGR shown is based on 2019E and 2022E FFO.

Financial Analyses of Proposed Sale of Goldfinch to Blue Jay
58

INVESTMENT BANKING DIVISION

Illustrative Present Value of Future Stock Price: Implied Valuation Uplift

Based on 1-Year Forward FFO per Share Multiple

PV of Future Stock Price + Dividends: Goldfinch[1]



$ 19.01
$ 21.79
$ 22.58
$ 21.98
$ 22.45
$ 23.38
$ 23.47
$ 17.78
$ 17.48
$ 18.03
$ 18.94
$ 19.19
$ 15.06
$ 14.93
$ 15.53
$ 16.43
$ 16.76
Pre-Rumor
Blended Offer Price
YE 2017
2018E
2019E
2020E
2021E

Implied Offer Value: $14.30 cash + 0.392 Blue Jay Pro Forma units[2]



$ 21.79
$ 24.82
$ 25.35
$ 25.76
$ 25.80
$ 22.77
$ 23.27
$ 23.70
$ 23.83
$ 22.31
$ 22.82
$ 23.24
$ 23.39
Blended Offer Price
2018E
2019E
2020E
2021E

Implied Offer Premium

NTM FFO Multiple	Goldfinch Standalone	Blue Jay Pro Forma	2018E	2019E	2020E	2021E
	10.0 x	12.0 x	49.4 %	46.9 %	41.5 %	39.6 %
	11.8 x	12.7 x	30.2 %	29.1 %	25.1 %	24.2 %
	15.0 x	16.0 x	13.0 %	12.9 %	10.2 %	9.9 %

Source: Goldfinch Management Projections, Blue Jay Pro Forma Management Projections, Axioma, Bloomberg, IBES; market data as of 23-Mar-2018, Blue Jay undisturbed date of 10-Nov-2017

[1] Goldfinch future share price and dividends discounted using illustrative cost of equity of 8.1%.

[2] Blue Jay Pro Forma unit value based on illustrative present value of future stock price: Blue Jay Pro Forma (refer page 58). Blue Jay pro forma future share price and dividends discounted using illustrative cost of equity of 9.0%.

Financial Analyses of Proposed Sale of Goldfinch to Blue Jay

59

Appendix A: Goldfinch Levered Recapitalization Analysis

Goldman Sachs INVESTMENT BANKING DIVISION

Key Assumptions Underlying Standalone Goldfinch Leveraged Recapitalization Analysis

This analysis has been prepared at the Special Committee's request to illustrate the financial impact to shareholders of Goldfinch remaining independent and implementing an leveraged recapitalization. For illustrative purposes, the analysis assumes that Goldfinch implements almost all of the changes that Blue Jay proposes to make at the Barbet level, but remains an independent public entity

Transaction Assumptions	■ $9.25bn cash dividend paid to all Goldfinch shareholders ($9.53 / share) ■ Incremental debt raised at Goldfinch on same terms as Blue Jay Pro Forma Management Projections for Barbet ■ Sale of JV interests identical to those proposed under the Blue Jay Pro Forma Management Projections ■ Illustrative transaction costs of $275mm (debt costs and transfer taxes in line with proposed Blue Jay transaction plus $35mm of other expenses)
Subsequent Financing Activity	■ Term loans issued in conjunction with the transaction are paid down over the forecast period (~$4.6bn through YE 2022) via: — $2.2bn equity proceeds from asset sales to be completed between transaction close and YE 2019 — Additional property-level debt issued over the forecast period
Pro Forma Goldfinch Cash Flows	■ Cash flows based on Blue Jay Pro Forma Management Projections for Barbet, adjusted as follows: — Added back incremental MSA fees payable to Blackbird (~$65-70mm p.a.) — Removed G&A synergies related to public company costs (~$25-30mm of public company costs) — Interest expense reflects adjustments for lower transaction costs ($275mm vs. $330mm payable at Barbet) and changes in cash flows ■ Key differences between Goldfinch Management Projections (status quo) and projections for the recapitalized entity (at FFO) are: — ~$50mm p.a. run-rate impact from additional management fees related to new JVs implemented pre- and post-close — ~$10-20mm p.a. in incremental lease termination fees (as assumed by Blue Jay management) — ~$150mm+ run-rate annual impact from a step-up in densification activity and additional capital investment (as assumed by Blue Jay management)
Dividend	■ Dividend payout ratio of 80% of FFO, in line with Blue Jay Pro Forma Management Projections for Barbet ■ All shareholders receive equal dividends

Source: Blue Jay Pro Forma Management Projections

Goldfinch Levered Recapitalization Analysis 61

Goldman Sachs
INVESTMENT BANKING DIVISION

Comparison of Standalone Goldfinch Today to Goldfinch Leveraged Recapitalization

Operating Statistics

	Status Quo Goldfinch	Goldfinch Post Recap	Δ
Asset Quality			
Sales PSF[1]	$ 590	$578	(2.2)%
% of NOI by Mall Quality[2]	B 10% B+ 15% A 75%	B 13% B+ 15% A 72%	
Scale			
2020 NOI ($mm)	$ 2,528	$ 1,890	(25.2)%
2020 FFO ($mm)	$ 1,575	$ 1,129	(28.3)%
Dividend			
2020E Dividend per Share	$ 1.02	$ 0.93	(9.0)%
2020E FFO Payout Ratio	63 %	80 %	+17pps
2020E AFFO Payout Ratio	75 %	101 %	+26pps
Leverage			
Net Debt + Pref. / 2018E EBITDA[3]	8.4 x	10.9 x	+2.5 x
Net Debt + Pref. / 2022E EBITDA	6.8 x	8.6 x	+1.8 x

Peer Trading and Leverage Metrics

NTM FFO Multiple


11.8 x
14.7 x
14.3 x
12.5 x
8.8 x
6.1 x
4.2 x
2.5 x
Goldfinch Pre-Rumor
TCO
MAC
SPG
SKT
PEI
WPG
CBL

Net Debt + Pref. / 2018E EBITDA[4]


8.4 x
9.3 x
8.3 x
4.8 x
6.0 x
9.8 x
8.4 x
9.5 x
Goldfinch Pre-Rumor
TCO
MAC
SPG
SKT
PEI
WPG
CBL

Source: Blue Jay Pro Forma Management Projections, Goldfinch Management Projections, Company filings, IBES estimates; market data as of 23-Mar-2018 and Goldfinch pre-rumor data as of 6-Nov-2017

[1] *Sales PSF based on TTM sales as of 30-Sep-2017 weighted by square footage. Goldfinch post recap represents sales PSF assuming all planned asset sales.*
[2] *Mall quality breakdown based on 2018E NOI. Goldfinch post recap represents NOI breakdown assuming all planned asset sales.*
[3] *For Goldfinch post recap based on 2H2018E annualized.*
[4] *Goldfinch 2018E EBITDA based on Goldfinch Management Projections; peer 2018E EBITDA based on IBES estimates.*

Goldfinch Levered Recapitalization Analysis
62

Goldman Sachs
INVESTMENT BANKING DIVISION

Illustrative Present Value of Future Stock Price: Goldfinch Leveraged Recapitalization

Based on 1-Year Forward FFO per Share Multiple

Undiscounted Future Share Price (Excl. Dividends)


$ 19.01
$ 21.79
$ 12.70
$ 13.69
$ 14.76
$ 15.42
$ 9.68
$ 10.43
$ 11.25
$ 11.76
$ 6.45
$ 6.96
$ 7.50
$ 7.84
Pre-Rumor
Blended Offer Price
2018E
2019E
2020E
2021E

Present Value of Future Share Price and Dividends


Discounted to 31-Dec-2017
$ 19.01
$ 21.79
$ 11.84
$ 12.19
$ 12.55
$ 12.57
$ 9.12
$ 9.57
$ 10.00
$ 6.22
$ 6.76
$ 7.28
$ 7.63
Pre-Rumor
Blended Offer Price
2018E
2019E
2020E
2021E

6.0x Forward P / FFO — 9.0x Forward P / FFO — 11.8x Forward P / FFO (Goldfinch - Pre Rumor)[3]

	2018E	2019E	2020E	2021E	CAGR
1-Year Forward FFO Per Share[1]	$ 1.08	$ 1.16	$ 1.25	$ 1.31	6.7 %
Common Dividends Per Share[2]	$ 0.45	$ 0.86	$ 0.93	$ 1.00	7.8 %
Cumulative Dividends Per Share	$ 0.45	$ 1.31	$ 2.24	$ 3.24	
Illustrative Cost of Equity 11.3 %					

Source: Blue Jay Pro Forma Management Projections, Axioma, Bloomberg, IBES; market data as of 23-Mar-2018, Goldfinch pre-rumor date of 6-Nov-2017
Note: Dividends are discounted to 31-Dec-2017 assuming four quarter end payments. Share prices are discounted to 31-Dec-2017 using year-end convention.
[1] Shown on one-year forward basis (i.e., 2018E is FY 2019E FFO). CAGR shown is based on 2019E and 2022E FFO.
[2] CAGR shown is based on 2019E and 2021E dividend per share.
[3] Pre-Rumor Forward FFO multiple per IBES consensus.

Goldfinch Levered Recapitalization Analysis
63

INVESTMENT BANKING DIVISION

Illustrative Present Value of Future Stock Price: Implied Valuation Uplift

Based on 1-Year Forward FFO per Share Multiple

Implied Recap Value: $9.53 Cash + 1 Recap Share[1]



$ 19.01
$ 21.79
$ 21.37
$ 21.72
$ 22.08
$ 22.10
$ 18.65
$ 19.10
$ 19.53
$ 19.71
$ 15.75
$ 16.29
$ 16.81
$ 17.16
Pre-Rumor
Blended Offer Price
2018E
2019E
2020E
2021E
6.0x Forward P / FFO
9.0x Forward P / FFO
11.8x Forward P / FFO (Goldfinch - Pre Rumor)[3]

Implied Offer Value: $14.30 cash + 0.392 Blue Jay Pro Forma units[2]



$ 21.79
$ 24.82
$ 25.35
$ 25.76
$ 25.80
$ 22.77
$ 23.27
$ 23.70
$ 23.83
$ 22.31
$ 22.82
$ 23.24
$ 23.39
Blended Offer Price
2018E
2019E
2020E
2021E
12.0x Forward P / FFO
12.7x Forward P / FFO
16.0x Forward P / FFO

Implied Offer Premium vs. Recap Value

NTM FFO Multiple	Goldfinch Levered Recap	Blue Jay Pro Forma	2018E	2019E	2020E	2021E
	6.0 x	12.0 x	16.2 %	16.7 %	16.7 %	16.7 %
	9.0 x	12.7 x	22.1 %	21.9 %	21.3 %	20.9 %
	11.8 x	16.0 x	41.6 %	40.0 %	38.2 %	36.3 %

Source: Blue Jay Pro Forma Management Projections , Axioma, Bloomberg, IBES; market data as of 23-Mar-2018, Goldfinch pre-rumor date of 6-Nov-2017
[1] Goldfinch Leveraged Recapitalization future share price, dividends and leveraged recapitalization dividend discounted using illustrative cost of equity of 11.3%. [2] Blue Jay Pro Forma unit value based on illustrative present value of future stock price: Blue Jay Pro Forma (refer page 58). Blue Jay pro forma future share price and dividends discounted using illustrative cost of equity of 9.0%. [3] Pre-rumor Forward FFO multiple per IBES consensus.

Goldfinch Levered Recapitalization Analysis
64

Appendix B: Share Register Analysis

INVESTMENT BANKING DIVISION

Goldfinch / Blue Jay Shareholder Overlap

Excludes Blackbird's Stake in Blue Jay and Blue Jay's Stake in Goldfinch

Goldfinch Top 25 Firm Level Investors

Institution	Style	AUM ($bn)	% Free Float Most Recent Goldfinch	% Free Float Most Recent Blue Jay
Vanguard	Index	3,159.3	14.2 %	
BlackRock Institutional Trust Company, N.A.	Index	2,046.2	7.0	0.3 %
State Street Global Advisors (US)	Index	1,297.8	5.6	
Cohen & Steers	Sector Specific	57.7	5.0	
Norges Bank Investment Management (NBIM)	Pension	699.5	4.3	
Fidelity	GARP	1,215.3	3.7	1.2
T. Rowe Price	GARP	661.4	3.0	
CBRE Clarion Securities, L.L.C.	Sector Specific	11.8	2.3	
Morgan Stanley IM (US)	GARP	71.7	2.1	0.2
Fidelity Institutional Asset Management	GARP	76.9	1.7	3.7
Invesco Advisers, Inc.	GARP	190.6	1.5	0.1
Dimensional Fund Advisors	Quantitative	409.8	1.4	
Daiwa Asset Management Co., Ltd.	GARP	72.9	1.3	
Geode Capital Management, L.L.C.	Index	342.5	1.2	0.1
Northern Trust Investments, Inc.	Index	259.4	1.0	
Nuveen LLC	Pension	320.6	1.0	
CenterSquare Investment Management, Inc.	Sector Specific	6.9	1.0	
Charles Schwab Investment Management, Inc.	Index	160.1	1.0	
PGGM Vermogensbeheer B.V.	Pension	67.5	0.9	
Legal & General Investment Management Ltd.	Index	215.5	0.8	
Morgan Stanley & Co. LLC	Broker Dealer	84.7	0.8	0.0
BlackRock Asset Management Ireland Limited	Growth	93.0	0.8	
APG Asset Management US, Inc.	Pension	12.2	0.7	
Fidelity Investments Canada ULC	Other	12.6	0.7	2.2
BlackRock Investment Management (UK) Ltd.	Growth	289.9	0.6	
Top 25 Institutional Goldfinch Holders			**63.6 %**	
Overlap in Top 25 Institutional Goldfinch Holders			**18.7**	**7.7**
Overlap in All Institutional Goldfinch Holders			**24.9 %**	**45.5 %**

Blue Jay Top 25 Firm Level Investors

Institution	Style	AUM ($bn)	% Free Float Most Recent Blue Jay	% Free Float Most Recent Goldfinch
RBC Global Asset Management Inc.	Value	$ 66.7	8.6 %	0.3 %
Manulife Asset Management Limited	Growth	$ 38.6	5.4	0.1
Letko, Brosseau & Associates Inc.	Value	13.9	3.7	
Fidelity Institutional Asset Management	GARP	76.9	3.7	1.7
RBC Dominion Securities, Inc.	Other	37.3	3.5	0.0
CIBC Asset Management Inc.	Value	27.5	2.9	0.1
CI Investments Inc.	Value	35.5	2.4	
Fidelity Investments Canada ULC	Other	12.6	2.2	0.7
Invesco Canada Ltd.	Growth	19.3	2.1	0.0
Future Fund Board of Guardians	Pension	0.2	2.1	
Phillips, Hager & North Investment Management	GARP	7.2	2.0	
Scotia Capital Inc.	Broker Dealer	7.4	1.8	0.0
Partners Value Investments, L.P.	Strategic	0.7	1.8	
TD Asset Management Inc.	GARP	70.9	1.4	0.0
Principal Global Investors (Equity)	Growth	126.3	1.4	0.5
Mackenzie Financial Corporation	Growth	61.3	1.4	0.1
Fidelity	GARP	1,215.3	1.2	3.7
GWL Investment Management Ltd.	Growth	43.8	1.1	0.1
Capital International	Value	128.4	1.0	
PSP Investments	Pension	14.1	0.9	0.4
First Manhattan Company	Value	18.8	0.9	0.0
RBC Wealth Management, International	Insurance	19.1	0.9	
Swedbank Robur Fonder AB	Growth	81.4	0.8	0.0
I.G. Investment Management, Ltd.	GARP	20.4	0.8	
British Columbia Investment Management Corp.	Pension	44.0	0.7	0.0
Top 25 Institutional Blue Jay Holders			**54.5 %**	
Overlap in Top 25 Institutional Blue Jay Holders			**39.9**	**7.8**
Overlap in All Institutional Blue Jay Holders			**45.5 %**	**24.9 %**

Source: Thomson Financial, shareholder data as of Q4 '17 and subsequent 13D / G filings, Company filings

Note: Highlighted investors own both Goldfinch and Blue Jay. Excludes Blackbird's economic ownership stake in Blue Jay and Blue Jay's economic ownership stake in Goldfinch. Ownership percentages expressed in terms of free float.

Share Register Analysis

66

Shareholder Base by Investor Type 0.4% 0.5 % Goldfinch vs. Blue Jay | As of 31-Dec-2017 Excludes Blackbirds Stake in Blue Jay and Blue Jays Stake in Goldfinch Goldfinch Shareholder 11.5 Base % Blue Jay Shareholder Base 0.5% 0.4% 0.9% 0.2% 11.5% 15.9% 5.4% 0.9% 0.2% 32.1% 34.4% 5.7% 2.7% 5.4% 32.1% 10.7% 2.7% 11.0% 2.1% 5.4% 11.0% 18.5% 2.0% 2.5 % RE Dedicated Income Value GARP Growth Hedge Fund Pension Other Active Index Source: Thomson Financial, shareholder data as of Q417 and subsequent 13D / G filings Share Register Analysis 67

INVESTMENT BANKING DIVISION

Goldman Sachs

Goldfinch's Fund-Level Overview

Roughly Half of Goldfinch's Active Shareholders Own PTPs or Externally Managed REITs

			Cost Basis and Returns		Most Recent					
Fund	Style	AUM ($bn)	Cost Basis ($USD)	Unrealized Gain[1]	%OS	Shares (mm)	Holds PTPs?	Holds Externally Managed REITs?	Holds Any?	Holds Both?
Fidelity US REIT Mother Fund	Other	$ 12.9	$ 24.27	(12.8)%	1.4 %	12.9	✗	✓	✓	✗
T. Rowe Price Real Estate Fund	Sector Specific	6.0	20.20	4.7	1.2	11.7	✗	✗	✗	✗
DFA Real Estate Securities Portfolio	Quantitative	8.4	17.52	20.7	0.6	5.5	✗	✓	✓	✗
Fidelity Real Estate Investment Portfolio	Sector Specific	4.1	25.58	(17.3)	0.6	5.3	✗	✓	✓	✗
Cohen & Steers Realty Shares, Inc.	Sector Specific	4.5	22.78	(7.1)	0.5	4.7	✗	✗	✗	✗
Cohen & Steers Real Estate Securities Fund	Sector Specific	4.3	22.74	(7.0)	0.4	3.9	✗	✗	✗	✗
Nuveen Real Estate Securities Fund	Sector Specific	3.9	21.72	(2.6)	0.4	3.7	✓	✓	✓	✓
Cohen & Steers Institutional Realty Shares, Inc.	Sector Specific	2.8	22.78	(7.1)	0.3	2.9	✗	✗	✗	✗
Two Sigma Investments, LP	Hedge Fund	66.5	22.18	(4.6)	0.3	2.6	✓	✓	✓	✓
JPMorgan Mid Cap Value Fund	Value	19.2	23.13	(8.6)	0.3	2.6	✓	✗	✓	✗
Fidelity NorthStar Fund	GARP	6.8	23.40	(9.6)	0.3	2.5	✗	✗	✗	✗
T. Rowe Price Real Assets Fund	Other	3.3	20.09	5.3	0.3	2.4	✗	✗	✗	✗
Asset Management One USA Inc.	Hedge Fund	45.5	23.25	(9.0)	0.3	2.4	✗	✓	✓	✗
Fidelity Canadian Disciplined Fund	Value	1.9	25.21	(16.1)	0.2	2.0	✓	✗	✓	✗
Voya Global Real Estate Fund - US	Sector Specific	1.8	15.51	36.3	0.2	2.0	✗	✗	✗	✗
Wells Fargo Special Mid Cap Value Fund	Value	8.6	21.93	(3.5)	0.2	1.9	✓	✗	✓	✗
TIAA-CREF Real Estate Securities Fund	Income	2.0	18.17	16.4	0.2	1.9	✓	✓	✓	✓
Fidelity Series Stock Selector Large Cap Value	Value	9.9	21.85	(3.2)	0.2	1.8	✓	✗	✓	✗
Alpine Associates Management Inc.	Hedge Fund	2.3	22.37	(5.4)	0.2	1.8	✓	✗	✓	✗
Merger Fund	Specialty	1.8	22.37	(5.4)	0.2	1.8	✓	✗	✓	✗
CREF Stock Account	Growth	126.2	22.94	(7.8)	0.2	1.7	✓	✓	✓	✓
Met Investors Series - Clarion Global Real Estate Portfolio	Sector Specific	1.5	19.16	10.4	0.2	1.7	✗	✗	✗	✗
Sentry Global REIT Fund	Income	0.7	23.27	(9.1)	0.2	1.6	✗	✗	✗	✗
CBRE Clarion Global Real Estate Income Fund	Sector Specific	0.9	25.54	(17.2)	0.2	1.5	✗	✓	✓	✗
Morgan Stanley Instl Global Real Estate Portfolio	Income	1.6	18.29	15.7	0.2	1.4	✗	✓	✓	✗
Top 25 Active Mutual and Hedge Fund Holders					**8.9 %**	**84.0**	**40.0 %**	**40.0 %**	**64.0 %**	**16.0 %**
Full Active Register							**29.1**	**41.8**	**56.6**	**14.3**
Median			**$ 22.37**	**(5.4)%**						
Weighted Average[2]			**22.03**	**(4.0)**						

Source: Bloomberg, Thomson, 13F filings as of Q4 '17 and subsequent 13D / G filings

Note: PTPs include Alliance Bernstein, Apollo, Ares, Blackstone, Blue Jay, Buckeye Partners, Carlyle, Cedar Fair, Cheniere Energy Partners, Enable Midstream Partners, Enbridge Energy Partners, Energy Transfer Partners, EnLink Midstream Partners, Enterprise Products Partners, EQT Midstream Partners, Fortress, KKR, Magellan Midstream Partners, MPLX, Oaktree, Och-Ziff, Phillips 66 Partners, Plains All American Pipeline, Spectra Energy Partners, Western Gas Partners, and Williams Partners. Externally managed REITs include Alexander's, Altisource Residential, Ashford Hospitality Trust, Ashford Hospitality Prime, Gladstone Commercial, Global Net Lease, Government Properties Income, Hospitality Properties, Independence Realty Trust, Monmouth REIT, New Senior Investment Group, New York REIT, Nexpoint Residential, Northstar Realty Europe, Preferred Apartment Communities, Select Income REIT, Senior Housing Properties, and Universal Health Realty.

[1] *Calculated as the weighted average cost of current shares held based on quarterly VWAPs and all share purchases 2005 – present. Based on share price of market close, 23-Mar-2018, $21.15.*

[2] *Weighted average based on number of shares held.*

Share Register Analysis 68

Goldman Sachs

INVESTMENT BANKING DIVISION

S&P Index Inclusion Criteria

Criteria	Description	Barbet	Commentary
Market Cap	■ S&P 500: $6.1bn+ ■ S&P MidCap 400: $1.6bn – $6.8bn ■ S&P SmallCap 600: $450mm – $2.1bn	✓	■ Barbet's market cap will be up to ~$5bn (subject to shareholders' choice between Barbet and Blue Jay equity consideration)
Liquidity	■ Annual dollar value traded ≥ 1.0x float adjusted market cap ■ Minimum of 250k shares traded in each of 6 months leading up to evaluation	?	
Public Float	■ At least 50% of the shares outstanding	✓	
Financial Viability	■ Sum of last four consecutive quarters and most recent quarter GAAP (core) net income should be positive	✓	
US Domicile Characteristics	1. Files 10-K annual reports with SEC	✓	■ Acceptable exchanges include: NYSE, NYSE Arca, NYSE MKT, NASDAQ Global Select, NASDAQ Select, Nasdaq Capital, Bats BZX, Bats BYX, Bats EDGA, or Bats EDGX. ADRs are not eligible ■ If only factor precluding company from US domicile is tax registration outside the US chosen for tax-related reasons, S&P may still determine a US domicile ■ Ultimately US domicile is at the discretion of the US Index Committee
	2. US portion of fixed assets and revenues constitutes a plurality of total fixed assets and revenues, respectively ■ If the factors conflict, assets determine plurality ■ If incomplete information, revenues determine plurality ■ If this criterion is not met or judgment is ambiguous, S&P may still determine a US domicile if primary listing, headquarters, and incorporation are all in the US or a domicile of convenience[1]	✓	
	3. Primary listing of common stock is on an "acceptable" exchange	✓	
	4. Corporate governance structure is consistent with US practice	?	
	5. Single class of common stock	✗	
Sector Representation	■ The S&P committee tries to maintain a GICS sector balance that is consistent with the S&P Total Market constituents in the relevant market cap range	?	■ Will ultimately depend on the discretion of the S&P Committee
Eligible Company	■ NYSE or NASDAQ listed common equities; closed end funds, MLPs, BDCs, mortgage REITs, ETFs, royalty trusts, ADRs and ADSs are excluded	✓	
Time Since IPO	■ Public for at least 6-12 months	✓	

Source: S&P U.S. Indices Methodology March 2017; SEC Brief Overview for Foreign Private Issuers
[1] Domiciles of convenience include Bermuda and other locations.

Share Register Analysis

69

INVESTMENT BANKING DIVISION

MSCI US REIT Index Inclusion Criteria

Key Qualifier	Objective	Requirements	Rubric	Calculation	Barbet
Included in Parent Index	■ Inclusion in the "parent index" MSCI USA Investable Market Index (IMI), which requires:	■ Market capitalization greater than the "Equity Universe Minimum Size Requirement"	■ Market Cap >$236 million	■ Total common shares outstanding, excluding OP units	✓[1]
		■ Float-adjusted market capitalization greater than or equal to 50% of the "Equity Universe Minimum Size Requirement"	■ Float >$118 million	■ Total common shares floating, excluding OP units	✓[1]
		■ "Adequate" liquidity	■ 3-month Average Traded Value Ratio >20% for each of the last 4 quarters	■ Average of monthly median daily traded value / float-adjusted market capitalization for each 3 month period, then annualized	?
			■ 12-month Average Traded Value Ratio >20% for the last year	■ Average of monthly median daily traded value / float-adjusted market capitalization for the last 12 months, then annualized	?
			■ 3-month Frequency of Trading > 90%	■ # days traded / # NYSE trading days over a given 3 month period	?
		■ Minimum Length of Trading Requirement	■ At least 3 months before the implementation of a Semi-Annual Index Review (May & November)		-
Not a Mortgage or Specialty REIT	■ REITs classified in the Mortgage REIT sub-industry are excluded ■ REITs classified in the Specialized REIT sub-industry that do not generate a majority of their revenue and income from real estate rental and related leasing operations are excluded (ex. timber REITs)				✓
Other Items	■ Both internal and external management structures are permitted ■ Currently, non-voting securities can be included; however, MSCI is currently canvassing investors as to whether non-voting securities should be excluded (issue to be voted on Jun-2018) in line with the decision recently taken by S&P				?

Source: MSCI, FTSE source materials

[1] Subject to shareholders' choice between Barbet and Blue Jay stock consideration, but Barbet market cap could be up to ~$5bn (based on Blue Jay share price as of 23-Mar-2018) with a free float of up to ~45%.

Share Register Analysis

70

Appendix C: Supporting Financial Analysis

Goldman Sachs

Common Stock Comparison

Sorted by 2018E FFO Multiple
($ in millions, except per share data)

INVESTMENT BANKING DIVISION

Company	Closing Price 23-Mar-2018	% of 52 Week High	Dividend Yield	Equity Market Cap (1)	Enterprise Value (1)	Net Debt / EV	Net Debt / 2017E EBITDA	Consensus EBITDA Multiples (2) 2018	Consensus EBITDA Multiples (2) 2019	Consensus FFO Multiples (2) 2018	Consensus FFO Multiples (2) 2019	GSA Implied Cap Rate (3)	GSA Prem. to NAV (3)
Goldfinch - Cash Election	**$ 23.50**	**96.4 %**	**3.7 %**	**$ 22,859**	**$ 41,299**	**43.9 %**	**8.0 x**	**18.2 x**	**17.8 x**	**15.0 x**	**14.3 x**	**5.7 %**	**(9.0)%**
Goldfinch - Equity Election	**$ 19.20**	**78.8 %**	**4.6**	**18,635**	**37,076**	**48.9**	**8.0**	**16.3**	**16.0**	**12.2**	**11.7**	**6.3**	**(25.6)**
Goldfinch - Blended Offer	**$ 21.79**	**89.4 %**	**4.0**	**21,180**	**39,621**	**45.8**	**8.0**	**17.5**	**17.1**	**13.9**	**13.3**	**5.9**	**(15.6)**
Goldfinch - Pre-Rumor (6-Nov-17)	**$ 19.01**	**78.0 %**	**4.6**	**18,451**	**36,892**	**49.2**	**8.0**	**16.3**	**15.9**	**12.1**	**11.6**	**6.4**	**(26.4)**
Blue Jay - Current	**$ 19.14**	**76.7 %**	**6.6**	**15,186**	**50,760**	**62.7**	**12.8**	**20.4**	**19.2**	**12.6**	**11.8**	**5.7**	**(34.4)**
Blue Jay - Undisturbed (10-Nov-17)	**$ 23.68**	**94.9 %**	**5.3**	**18,760**	**54,357**	**58.6**	**12.8**	**21.9**	**20.6**	**15.6**	**14.6**	**5.4**	**(18.8)**
Goldfinch Peers													
Taubman Centers	$ 56.03	83.4 %	4.5 %	$ 4,856	$ 9,914	47.4 %	8.6 x	18.2 x	17.4 x	14.8 x	14.3 x	5.5 %	(34.8)%
Macerich	57.28	82	5.2	8,707	16,309	46.6	8.3	17.8	17.2	14.5	13.7	5.8	(22.5)
Simon Property Group	151.73	86	5.1	56,955	87,184	34.6	4.8	13.8	13.4	12.7	12.1	6.4	(28.1)
Peers - High		86.1 %	5.2 %	$ 56,955	$ 87,184	47.4 %	8.6 x	18.2 x	17.4 x	14.8 x	14.3 x	6.4 %	(22.5)%
Peers - Mean		84	4.9	23,506	37,802	42.9	7.2	16.6	16.0	14.0	13.4	5.9	(28.5)
Peers - Median		83	5.1	8,707	16,309	46.6	8.3	17.8	17.2	14.5	13.7	5.8	(28.1)
Peers - Low		82	4.5	4,856	9,914	34.6	4.8	13.8	13.4	12.7	12.1	5.5	(34.8)

[1] *Source: Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding.*

[2] *Source: Projected EBITDA and FFO are based on IBES median estimates. All research estimates have been calendarized to December.*

[3] *Implied Cap Rate and Prem. to NAV for Blue Jay based on median of cap rates implied by NAV calculations per RBC Capital Markets, Evercore and Scotiabank and Prem. to NAV based on latest available research.*

Supporting Financial Analysis

72

Goldman Sachs

INVESTMENT BANKING DIVISION

Goldfinch Analyst Estimates

Broker	Estimate Date	Rating	Target Price	NAV per Share	2018E AFFO / Sh	2019E AFFO / Sh	2018E FFO / Sh	2019E FFO / Sh	2018E DPS	2019E DPS
Bank of America[1]	7-Feb-18	Buy	25.00	$ 25.00	$ 1.40	$ 1.50	$ 1.62	$ 1.73	$ 0.90	$ 0.94
Barclays	8-Feb-18	Hold	23.00	33.97	1.57	1.69	1.24	1.36	0.89	0.93
BMO Capital Markets	17-Nov-17	Hold	22.00	27.69	1.34	NA	1.63	NA	0.99	NA
Boenning & Scattergood	9-Feb-18	Buy	34.50	34.79	1.33	$ 1.37	1.58	$ 1.63	0.90	$ 0.95
BTIG	14-Mar-18	Buy	27.50	32.93	NA	NA	1.61	1.69	0.98	1.06
Citibank	17-Nov-17	NA	27.50	29.90	NA	NA	NA	NA	NA	NA
Deutsche Bank	8-Feb-18	Hold	24.00	NA	NA	NA	1.55	1.62	0.99	1.12
Evercore	7-Feb-18	Hold	26.00	25.29	1.20	1.25	1.59	1.66	0.96	1.03
Goldman Sachs[1]	23-Feb-18	Sell	18.00	NA	NA	NA	1.61	1.67	NA	NA
Green Street Advisors[2]	14-Mar-18	Sell	NA	25.82	1.13	1.17	1.59	1.64	NA	NA
J.P. Morgan	12-Feb-18	Buy	25.50	NA	1.23	1.30	1.57	1.64	0.92	0.97
Mizuho Securities	19-Mar-18	Buy	24.00	26.00	1.25	1.27	1.61	1.63	NA	NA
RBC Capital Markets	12-Feb-18	Buy	24.00	23.55	1.26	1.33	1.63	1.70	0.89	0.88
Sandler O'Neill	26-Feb-18	Hold	22.00	26.00	1.05	1.14	1.58	1.64	NA	NA
Stifel	9-Mar-18	Buy	24.00	26.00	NA	NA	1.56	1.63	0.88	0.96
SunTrust	7-Feb-18	Buy	26.00	27.11	1.27	1.35	1.60	1.68	0.88	0.88
UBS	7-Feb-18	Hold	23.00	27.24	1.31	1.38	1.59	1.66	0.92	0.95
Wells Fargo	12-Feb-18	Hold	23.00	30.00	NA	NA	1.55	1.59	NA	NA
Median			**$ 24.00**	**$ 27.11**	**$ 1.27**	**$ 1.33**	**$ 1.59**	**$ 1.64**	**$ 0.91**	**$ 0.95**
IBES Consensus			**NA**	**NA**	**NA**	**NA**	**1.57**	**1.64**	**0.90**	**0.96**
SNL Consensus			**NA**	**26.01**	**1.26**	**1.33**	**1.57**	**1.63**	**0.90**	**0.96**

FFO / Diluted Share Estimates Over Time


$ 2.00
$ 1.80
$ 1.60
$ 1.40
Jan-17
Mar-17
Apr-17
May-17
Jun-17
Jul-17
Aug-17
Sep-17
Oct-17
Dec-17
Jan-18
Feb-18
Mar-18
$1.60
2017A
$1.72
2020E
$1.64
2019E
$1.57
2018E
2017
2018
2019
2020

Source: Bloomberg, IBES, Company filings, and broker research; market data as of 23-Mar-2018

[1] Bank of America and Goldman Sachs recommendations / price targets from prior recent reports (having moved to unrated post transaction announcement).

[2] Not included in IBES / SNL consensus.

Supporting Financial Analysis

73

Goldman Sachs

Goldfinch Cost of Equity

INVESTMENT BANKING DIVISION

Goldfinch Cost of Equity[1]

Risk Free Rate	2.95 %
Equity Risk Premium	6.90 %
Levered Beta (Pre-Rumor)	0.74
Cost of Equity	**8.06 %**

	Cost of Equity				
	7.50 %	7.75 %	8.06 %	8.25 %	8.50 %
Equity Beta	0.66	0.70	0.74	0.77	0.80

Beta of Comparable Companies[1]

Comparable Company	Historical Equity Beta	Debt to Cap	Asset Beta	Implied Cost of Equity
Macerich	0.62	46.7 %	0.39	7.22 %
Simon Property Group	0.45	35.1 %	0.33	6.03 %
Taubman Centers	0.68	49.4 %	0.42	7.64 %
Low	**0.45**	**35.1 %**	**0.33**	**6.03 %**
Mean	**0.62**	**46.7 %**	**0.39**	**7.22 %**
Median	**0.62**	**46.7 %**	**0.39**	**7.22 %**
High	**0.68**	**49.4 %**	**0.42**	**7.64 %**

Beta Over Time (Last 2 Years)[2]


6-Nov-17
0.74
Beta
1.00
0.90
0.80
0.70
0.60
0.50
0.40
0.30
Mar-2016
Sep-2016
Mar-2017
Sep-2017
Mar-2018
0.68
0.62
0.54
0.45
Goldfinch
SPG
MAC
TCO

Source: Capital IQ, public filings, Axioma Historical Betas and Ibbotson. market data as of 23-Mar-2018 unless otherwise stated
Note: Risk free rate represents current yield on US government 20-yr bond; Equity risk premium as calculated by Ibbotson; Goldfinch levered historical beta per Axioma.
[1] Beta for Goldfinch shown as of pre-rumor date of 6-Nov-2017. Beta for comparable companies as of 23-Mar-2018.
[2] Axioma historical beta. Calculated based on weekly price change of a security relative to weekly price change of the appropriate local index over two year period.

Supporting Financial Analysis
74

Blue Jay Analyst Estimates Estimate Target NAV 2018E 2019E 2018E 2019E 2018E 2019E Broker Date Rating Price Estimate AFFO / SH AFFO / SH FFO / SH FFO / SH Dividend Dividend Canaccord 9-Feb-18 Hold $ 24.00 $ 29.71 $ 1.18 $ 1.27 $ 1.54 $ 1.64 $ 1.26 $ 1.27 Evercore 8-Feb-18 Hold 23.50 28.60 0.81 0.93 1.49 1.62 1.26 1.32 Scotiabank 9-Feb-18 Buy 24.75 26.75 1.11 1.18 1.44 1.52 1.26 1.32 RBC Capital Markets 8-Feb-18 Buy 26.00 30.50 0.96 1.02 1.55 1.62 NA NA Median $ 24.38 $ 29.16 $ 1.04 $ 1.10 $ 1.52 $ 1.62 $ 1.26 $ 1.32 IBES Consensus NA NA NA NA 1.52 1.62 1.26 1.32 SNL Consensus NA 30.10 1.07 1.15 1.52 1.62 1.26 1.32 FFO / Diluted Share Estimates Over Time $ 1.70 $ 1.62 $ 1.60 2019E $ 1.52 $ 1.50 2018E $1.44 $ 1.40 2017A $ 1.30 Jan-2017 May-2017 Aug-2017 Nov-2017 Mar-2018 2017A 2018E 2019E Source: Bloomberg, IBES, company filings, and broker research; market data as of 23-Mar-2018; estimates data as of 23-Mar-2018 Scotiabank NAV estimate rounded to the nearest $0.25. Supporting Financial Analysis 75

Goldman Sachs

Blue Jay NAV Analysis

INVESTMENT BANKING DIVISION

($ in millions, except per share data)

		Canaccord	Evercore	RBC	ScotiaBank
Real Estate	Core Office NOI	$ 1,310	$ 1,180	$ 1,240	
	Office Cap Rate	5.10 %	4.50 %	4.10 %	
	Office Asset Value	**$ 25,680**	**$ 26,222**	**$ 30,244**	
	Core Retail NOI	$ 780	$ 745	$ 788	
	Retail Cap Rate	5.60 %	5.70 %	5.50 %	
	Retail Asset Value	**$ 13,929**	**$ 13,070**	**$ 14,326**	
	Opportunistic NOI	$ 748	$ 552	$ 570	
	Opportunistic Cap Rate	6.50 %	5.95 %	5.94 %	
	Opportunistic Asset Value	**$ 11,508**	**$ 9,273**	**$ 9,588**	
	Total Stabilized NOI	$ 2,838	$ 2,475	$ 2,598	$ 2,834
	Implied Blended Cap Rate - Stabilized Properties	5.55 %	5.10 %	4.80 %	5.25 %
	Total Stabilized Real Estate Asset Value	**$ 51,117**	**$ 48,532**	**$ 54,158**	**$ 53,979**
	Development Assets	4,760	4,760	4,760	4,760
	Total Real Estate Assets	**$ 55,877**	**$ 53,292**	**$ 58,918**	**$ 58,739**
Corporate	Total Debt	$(32,670)	$(32,875)	$(33,808)	$(33,808)
	Non-Real Estate Assets	9,057	12,619	9,057	5,882
	Non- Real Estate Liabilities	(8,724)	(10,276)	(9,718)	(9,343)
	Non-Controlling Interest	(2,638)	(2,638)	(291)	(2,638)
	Net Asset Value	**$ 20,902**	**$ 20,121**	**$ 24,158**	**$ 18,832**
	Units O/S	703.6	704.0	791.0	703.6
	NAV per Unit	**$ 29.71**	**$ 28.60**	**$ 30.50**	**$ 26.77**
Opportunistic Asset Value Detail	Opportunistic Office NOI		$ 139	$ 146	
	Opportunistic Office Cap Rate		6.00 %	5.70 %	
	Opportunistic Office Asset Value		**$ 2,317**	**$ 2,569**	
	Opportunistic Retail NOI		$ 131	$ 135	
	Opportunistic Retail Cap Rate		7.00 %	6.70 %	
	Opportunistic Retail Asset Value		**$ 1,871**	**$ 2,008**	
	Industrial NOI		$ 30	$ 32	
	Industrial Cap Rate		5.80 %	5.60 %	
	Industrial Asset Value		**$ 517**	**$ 569**	
	Multifamily NOI		$ 141	$ 94	
	Multifamily Cap Rate		5.10 %	5.40 %	
	Multifamily Asset Value		**$ 2,765**	**$ 1,735**	
	Triple Net Lease NOI		$ 84	$ 84	
	Triple Net Lease Cap Rate		6.40 %	6.10 %	
	Triple Net Lease Asset Value		**$ 1,313**	**$ 1,376**	
	Storage NOI		$ 27	$ 28	
	Storage Cap Rate		5.50 %	6.00 %	
	Storage Asset Value		**$ 491**	**$ 459**	
	Senior Housing NOI			$ 17	
	Senior Housing Cap Rate			5.50 %	
	Senior Housing Asset Value			**$ 308**	
	Manufactured Housing NOI			$ 34	
	Manufactured Housing Cap Rate			6.10 %	
	Manufactured Housing Asset Value			**$ 564**	

Source: Broker research as of 23-Mar-2018

Supporting Financial Analysis

76

Blue Jay Cost of Equity Blue Jay Cost of Equity Beta Over Time (Last 2 Years) Risk Free Rate 2.95% 1.00 10-Nov-17 Equity Risk Premium 6.90% 0.97 Levered Historical Beta (Undisturbed) 0.97 Cost of Equity 9.61% 0.90 0.80 Cost of Equity Beta 8.00% 8.50% 9.00% 9.50% 10.00 % Equity Beta 0.73 0.80 0.88 0.95 1.02 0.70 0.60 0.55 0.50 Mar-2016 Sep-2016 Mar-2017 Sep-2017 Mar-2018 Blue Jay Source: Capital IQ, Axioma Historical Betas and Ibbotson; market data as of 23-Mar-2018 unless otherwise stated Note: Risk free rate represents current yield on US government 20-yr bond; Equity risk premium as calculated by Ibbotson; Blue Jay levered historical beta per Axioma. Levered historical beta (undisturbed) as of 10-Nov-2017. Axioma historical beta. Calculated based on weekly price change of a security relative to weekly price change of the appropriate local index over two year period. Supporting Financial Analysis 77

Pro Forma Blue Jay Cost of Equity Blue Jay Pro Forma Cost of Equity Beta Over Time (Last 2 Years) Blue Jay 1.00 10-Nov-17 Levered Historical Beta (Undisturbed) 0.97 0.91 Pro Forma Ownership including Preferred Dilution 75.8% 0.95 Goldfinch Levered Historical Beta (Pre-Rumor) 0.74 0.90 Pro Forma Ownership including Preferred Dilution 24.2% 0.85 Pro Forma Blue Jay Risk Free Rate 2.95 % Equity Risk Premium 6.90% 0.80 Pro Forma Blue Jay Equity Beta 0.91 Cost of Equity 9.24% 0.75 Cost of Equity 8.00% 8.50% 9.00% 9.50% 10.00% 0.70 Equity Beta 0.73 0.80 0.88 0.95 1.02 0.65 0.60 0.55 0.55 0.50 Mar-2016 Sep-2016 Mar-2017 Sep-2017 Mar-2018 Pro Forma Blue Jay Source: Axioma Historical Betas and Ibbotson; market data as of 23-Mar-2018 Note: Risk free rate represents current yield on US government 20-yr bond; Equity risk premium as calculated by Ibbotson. Goldfinch and Blue Jay levered historical beta per Axioma. Blue Jay levered historical beta (undisturbed) as of 10-Nov-2017. Goldfinch levered historical beta (pre-rumor) as of 6-Nov-2017. Based on weighted average of Blue Jay beta and Goldfinch beta, weighted by respective ownership in pro forma Blue Jay. Supporting Financial Analysis 78

INVESTMENT BANKING DIVISION

Goldfinch Leveraged Recapitalization Cost of Equity
($ in millions)

Goldfinch Leveraged Recapitalization Cost of Equity[1]

Historical Levered Beta (Pre-Rumor)	**0.74**
Net Debt / Equity Ratio	0.99
Marginal Tax Rate	0.0 %
Historical Asset Beta (Pre-Rumor)	**0.37**
FFO Multiple Midpoint	**9.0 x**
Pro Forma 2019E FFO	$ 1,046
Pro Forma Market Cap (as of YE 2018)	$ 9,413
Pro Forma Net Debt + Preferred (as of YE 2018)	$ 21,117
Pro Forma Net Debt / Equity Ratio	2.24
Marginal Tax Rate	0.0 %
Pro Forma Levered Beta	**1.21**
Risk Free Rate	2.95 %
Equity Risk Premium	6.90 %
Pro Forma Levered Beta	1.21
Pro Forma Illustrative Cost of Equity	**11.31 %**

Beta of Comparable Companies[1]

Comparable Company	Historical Equity Beta	Debt to Cap	Asset Beta	Implied Cost of Equity
Macerich	0.62	46.7 %	0.39	7.22 %
Simon Property Group	0.45	35.1 %	0.33	6.03 %
Taubman Centers	0.68	49.4 %	0.42	7.64 %
Tanger Factory Outlet Centers	0.63	47.4 %	0.40	7.33 %
Pennsylvania REIT	1.18	68.5 %	0.49	11.10 %
Washington Prime Group	1.40	71.8 %	0.53	12.58 %
CBL & Associates	1.73	84.6 %	0.38	14.89 %
Low	**0.45**	**35.1 %**	**0.33**	**6.03 %**
Mean	**0.68**	**49.4 %**	**0.40**	**7.64 %**
Median	**0.68**	**49.4 %**	**0.40**	**7.64 %**
High	**1.73**	**84.6 %**	**0.53**	**14.89 %**

Source: Capital IQ, Axioma Historical Betas and Ibbotson; market data as of 23-Mar-2018 unless otherwise stated
Note: Risk free rate represents current yield on US government 20-yr bond; Equity risk premium as calculated by Ibbotson; Goldfinch levered historical beta per Axioma.
[1] Levered historical beta (pre-rumor) as of 6-Nov-2017 and levered historical beta (current) for peers as of 23-Mar-2018.

Supporting Financial Analysis 79